Exhibit 10.1

THIS SHARE EXCHANGE AND SHARE PURCHASE AGREEMENT is dated for reference the 18th day of August, 2003.

AMONG:	ACQUISITION MEDIA, INC. a corporation incorporated under the laws of the State of Nevada, (the “Parent”)

AND:	6126421 CANADA LTD., a corporation incorporated under the laws of the Dominion of Canada (the “Purchaser”)

AND:	ACTIONVIEW ADVERTISING SYSTEMS, INC. a corporation incorporated under the laws of the Province of British Columbia (the "Corporation")

AND:	ALL OF THE SHAREHOLDERS OF THE CORPORATION as more particularly described on Schedule “A” attached hereto, (Individually a “Shareholder” and collectively the “Shareholders”);

AND:	RICK MARI, businessman, having an office at #210 – 2323 Quebec Street in the City Of Vancouver in the Province of British Columbia V5T 3A3 (“Mari”)

AND:	CHRIS STRINGER, businessman, having an office at #210 – 2323 Quebec Street in In the City of Vancouver in the Province of British Columbia V5T 3A3 (“Stringer”)

WHEREAS:

A.	The Shareholders own all of the issued and outstanding shares of the Corporation (the "Corporation Shares");

B.	The Parent owns all of the issued and outstanding shares in the capital stock of the Purchaser;

C.	The Purchaser desired to purchase all of the Corporation Shares and the Shareholders desire to sell all of the Corporation Shares to the Purchaser on the terms and conditions hereinafter set forth;

D.
The respective boards of directors of the Purchaser, Parent and Corporation each deem it advisable and in the best interests of their respective shareholders to combine their respective businesses by the Purchaser acquiring all of the shares in the capital stock of the Corporation pursuant to the terms of this Agreement; and

E.
The respective boards of directors of the Purchaser, Parent and Corporation have approved and adopted this Agreement as a plan of reorganization under section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and as a transfer of shares pursuant to section 85 of the Income Tax Act (Canada) (the “Tax Act”).

F.
Mari and Stringer (collectively, the “Principals”) have agreed to sell, convey, assign and transfer (and the Purchaser has agreed to buy) the intellectual property rights detailed in Schedule E attached hereto (the “Intellectual Property”)

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the foregoing premises, the mutual representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I: DEFINITIONS

1.01          Definitions. The following terms, as used herein, have the following meanings:

"Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person.

"Agreement" means this Share Exchange and Share Purchase Agreement by and among the Purchaser, Parent, Principals, Corporation and Shareholders.

"Applicable Law" means, with respect to any Person, any United States (whether federal, territorial, state or local), Canadian (whether federal, territorial, provincial, municipal or local) or foreign statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement, all as in effect as of the Closing, of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates).

"Associate" means with respect to any Person (a) any other Person of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities issued by such other Person, (b) any trust or other estate in which such Person has a ten percent (10%) or more beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person or who is a director or officer of such Person or any Affiliate thereof.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Vancouver, British Columbia are authorized or required by law to close.

"Buying Group” means the Purchaser and the Parent.

"Buying Group Business" means the business as heretofore or currently conducted by the Buying Group.

"Buying Group Contracts" means all contracts, agreements, options, leases, licences, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which either the Purchaser or the Parent is a party on the Closing Date.

"Corporation Business" means the business as heretofore or currently conducted by the Corporation.

"Corporation Contracts" means all contracts, agreements, options, leases, licences, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Corporation, or any Shareholder on behalf of the Corporation, is a party on the Closing Date.

"Corporation Premises" means those premises that have been occupied or used, or are occupied or used, by the Corporation in connection with the Corporation Business.

“Exchange and Voting Agreement” means the agreement in substantially the form set out in Schedule “B” hereto to be entered into by the Parent, Purchaser and Trustee.

"Exchangeable Non-Voting Shares" means those 8,750,000 Class “A” exchangeable, non-voting, participating common shares without par value in the capital stock of the Purchaser, having those rights and terms set forth in the Exchange and Voting Agreement and the Exchangeable Share Provisions, which will be issued to the Shareholders in consideration for the purchase and sale of the Corporation Shares and to the Principals in consideration of the purchase and sale of the Intellectual Property Rights.

“Exchangeable Share Provisions” means those rights, restrictions, terms and provisions pertaining to the Exchangeable Non-Voting Shares, as summarized in section 5.03 hereof.

"Governmental Authority" means any United States (whether federal, territorial, state, municipal or local), Canadian (whether federal, territorial, provincial, municipal or local) or foreign government, governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

"GST" means all goods and services taxes, sales taxes levied by the federal government of Canada, value added taxes or multi-stage taxes and all provincial sales taxes integrated with such federal taxes, assessed, rated or charged upon the Corporation.

“Intellectual Property” means the registered or unregistered rights, title and interest in and to the intellectual property described in Schedule E attached hereto.

"Interim Period" means the period from and including the date of this Agreement to and including the Closing Date.

"Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

"Lien" means, with respect to any asset, any mortgage, assignment, trust or deemed trust (whether contractual, statutory or otherwise arising), title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such assets.

"Material Adverse Effect" means a change in, or effect on, the operations, affairs, prospects, financial condition, results of operations, assets, Liabilities, reserves or any other aspect of a party to this Agreement or to its business that results in a material adverse effect on, or a material adverse change in, any such aspect of the party or to its business.

"Parent's Balance Sheet" means the balance sheet of the Parent dated September 30, 1999.

"Parent Common Shares" means 8,750,000 common shares in the capital of the Parent to be issued to the Trustee pursuant to paragraph 2.05 hereof, in consideration of subscription proceeds from the Trustee of $0.00001 per share, having those rights and terms as set forth in the Exchange and Voting Agreement.

“Person” includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, Trustee, executor, administrator and other legal representative.

“SEC” means the United States Securities and Exchange Commission.

"Subsidiary" means, with respect to any Person, (i) any corporation as to which more than 10% of the outstanding shares having ordinary voting rights or power (and excluding shares having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries, and (ii) any partnership, joint venture or other similar relationship between such Person (or any Subsidiary thereof) and any other Person (whether pursuant to a written agreement or otherwise).

"Tax" means all taxes imposed of any nature including any United States (whether federal, territorial, state or local), Canadian (whether federal, territorial, provincial or local) or foreign income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax or employer health tax), capital tax, real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, GST, severance tax, prohibited tax, premiums tax, occupation tax, customs and import duties, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax or in respect of or pursuant to any United States (whether federal, territorial, state or local), Canadian (whether federal, territorial, provincial or local) or other Applicable Law.

"Tax Return" means all returns, reports, forms or other information required to be filed with respect to any Tax.

“Trustee” means the Trustee or successor Trustee designated under the Exchange and Voting Agreement attached hereto as Schedule “B”.

“33 Act” means the United States Securities Act of 1933 and all amendments thereto.

“34 Act” means the United States Securities Act of 1934 and all amendments thereto.

1.02          Currency Used. All references herein to dollars or the use of the symbol "$" shall be deemed to refer to United States dollars unless such reference is prefaced by “CDN” in which case the reference will be to Canadian dollars.

1.03          Canadian Generally Accepted Accounting Principles. Where the Canadian Institute of Chartered Accountants or any successor thereto includes a statement in its handbook or any successor thereto on a method or alternative methods of accounting or on a standard or standards of auditing, such statement shall be regarded as the only generally accepted accounting principle or principles or generally accepted auditing standard or standards ("Canadian GAAP") applicable to the circumstances that it covers, and references herein to "generally accepted accounting principles" shall be interpreted accordingly. All accounting and financial terms used herein with respect to the Corporation, unless specifically provided to the contrary, shall be interpreted and applied in accordance with Canadian GAAP.

1.04           American Generally Accepted Accounting Principles. Where the American Institute of Certified Public Accountants or any successor thereto includes a statement in its handbook or any successor thereto on a method or alternative methods of accounting or on a standard or standards of auditing, such statement shall be regarded as the only generally accepted accounting principle or principles or generally accepted auditing standard or standards ("American GAAP") applicable to the circumstances that it covers, and references herein to "generally accepted accounting principles" shall be interpreted accordingly. All accounting and financial terms used herein with respect to the Parent, unless specifically provided to the contrary, shall be interpreted and applied in accordance with American GAAP.

ARTICLE II: PURCHASE, SALE AND SUBSCRIPTION

2.01          Purchase

(a) of Corporation Shares. On the terms and subject to the conditions set forth herein, the Shareholders hereby agree to sell, transfer, convey, assign and deliver to the Purchaser, free and clear of all Corporation Share Encumbrances (as defined in paragraph 3.01.1), and the Purchaser hereby agrees to purchase, acquire and accept from the Shareholders, all of the Corporation Shares held by the Shareholders. At Closing, the Shareholders will deliver to the Purchaser certificates evidencing all of the Corporation Shares duly endorsed for transfer and such other instruments as have been reasonably requested by the Purchaser to transfer full legal and beneficial ownership of the Corporation Shares to the Purchaser, free and clear of all Corporation Share Encumbrances and the Corporation agree to enter the Purchaser or the Purchaser's nominee on the books of the Corporation as the holder of the Corporation Shares and to issue one or more replacement share certificates representing the Corporation Shares to the Purchaser or the Purchaser's nominee. The Purchaser shall pay the Purchase Price for the Corporation Shares in accordance with the terms of Section 2.02 of this Agreement.

(b) of Intellectual Property. On the terms and subject to the conditions set forth herein, the Principals hereby agree to sell, transfer, convey, assign and deliver to the Purchaser, free and clear of all liens and encumbrances, and the Purchaser agrees to purchase, acquire and accept from the Principals, all of the Intellectual Property. At Closing, the Principals will deliver to the Purchaser whatever documents, evidences of transfer and representations the Purchaser reasonably requests to evidence the sale of the Intellectual Property and the Principals agree to make all reasonable efforts, after closing, to effect any transfer of Intellectual Property from themselves or the Corporation as reasonably required to evidence the sale of the Intellectual Property. The Purchaser shall pay the IP Purchase Price for the Intellectual Property in accordance with the terms of Section 2.02 of this Agreement.

2.02          Purchase Price

(a) for Corporation Shares. The aggregate purchase price to be paid by the Purchaser for the Corporation Shares (the "Shares Purchase Price") will be 1,000,000 Exchangeable Non-Voting Shares, each Exchangeable Non-Voting Share exchangeable for a Parent Common Share on the terms and conditions contained herein.

(b) for Intellectual Property. The aggregate purchase price to be paid by the Purchaser for the Intellectual Property (the “IP Purchase Price”) will be 7,750,000 Exchangeable Non-Voting Shares, each Exchangeable Non-Voting Share exchangeable for a Parent Common Share on the terms and conditions contained herein.

(The Shares Purchase Price and the IP Purchase Price are hereinafter collectively referred to as the “Purchase Price”)

2.03          Subscription of Parent Common Shares and Optioned Securities. The Parent agrees to grant:

(a)
to each Shareholder and Principal, such number of voting rights in the Parent as is equivalent to the number of Exchangeable Non-Voting Shares held by each Shareholder or Principal, as if each Shareholder or Principal held an equivalent number of Parent Common Shares, and, subject to the remaining terms of this Agreement, which voting rights will be exercisable by the Shareholders or Principals through their holding Exchangeable Non-Voting Shares in accordance with the Exchange and Voting Agreement; and

(b)
to each Shareholder or Principal, the rights to exchange their Exchangeable Non-Voting Shares for Parent Common Shares, such rights to be exercised in accordance with the terms of the Exchange and Voting Agreement.

To ensure that the Parent has sufficient common shares available to issue in exchange for Exchangeable Non-Voting Shares, and as security for its covenant to do so, the Parent agrees to issue the Parent Common Shares to the Trustee, at or shortly following Closing, at the purchase price of $0.00001 per share; such Parent Common Shares to be held in accordance with the Exchange and Voting Agreement.

2.04          Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of CD Farber Law Corp. in Vancouver, British Columbia, Canada, on August 21, 2003 or such other date as the parties hereto may mutually agree in writing (the "Closing Date").

2.05          Payment of Purchase Price. At Closing the Purchaser will deliver to the Shareholders and Principals certificates representing the Exchangeable Non-Voting Shares, all such Exchangeable Non-Voting Shares to be issued as fully paid and non-assessable, and registered in the names of the Shareholders and the Principals and in the denominations set forth in Schedule “A” to the Exchange and Voting Agreement. On or shortly following the Closing, the Parent will issue the Parent Common Shares to the Trustee, such Parent Common Shares to be issued as fully paid and non-assessable, and registered in the name of the Trustee in such denominations as the Trustee may request.

ARTICLE III: REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

As an inducement to the Buying Group to enter into this Agreement and to consummate the transactions provided for herein, each Shareholder, as to himself, herself or itself and as to such of the Corporation Shares owned by him, her or it (and not as to any other Shareholder or to any of the Corporation Shares owned by any other Shareholder) represents and warrants to the Buying Group as follows and confirms that the Purchaser and the Parent are relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Corporation Shares and the completion of the transactions set out herein:

3.01          Representations Regarding the Corporation Shares.

3.01.1       Each Shareholder has good and marketable title to his or her respective holdings in the Corporation Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, rights of first refusal, options, Liens and adverse claims and rights whatsoever (collectively, the "Corporation Share Encumbrances"), and on the Closing Date, the Shareholders will deliver to the Purchaser, good and marketable title to the Corporation Shares free and clear of any and all Corporation Share Encumbrances;

3.01.2       Each Shareholder has the full right, power and authority to enter into this Agreement and each Shareholder has the full right, power and authority to transfer, convey and sell to the Purchaser at the Closing his or her respective holdings of the Corporation Shares sold to the Purchaser by the Shareholders hereunder, and upon consummation of the purchase, the Purchaser will acquire from the Shareholders good and marketable title to the Corporation Shares sold to the Purchaser by the Shareholders, free and clear of all Corporation Share Encumbrances; and

3.01.3       No Shareholder is a party to, subject to or bound by any agreement, judgment, order, writ, prohibition, injunction or decree of any court or other Governmental Authority that would prevent the execution or delivery to the Purchaser of this Agreement by any Shareholder, the transfer, conveyance and sale of the Corporation Shares sold by Shareholder to the Purchaser pursuant to the terms hereof, or the consummation of the transactions under this Agreement in accordance with the terms of this Agreement.

3.02          Authorization. The execution, delivery and performance of this Agreement, and the consummation of the transactions provided for herein, by each Shareholder are within the respective powers of each Shareholder and have been duly authorized by all necessary action on the part of each Shareholder, respectively. This Agreement has been duly and validly executed by each Shareholder and constitutes a legal, valid and binding agreement upon each Shareholder, respectively, enforceable against each Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and subject to general principles of equity or family law.

3.03          Non-Contravention. The execution, delivery and performance of this Agreement, and the consummation of the transactions provided for herein, by each Shareholder, do not (a) contravene or conflict with or constitute a material violation of any provision of any Applicable Law binding upon or applicable to any Shareholder or the Corporation Shares or (b) result in the creation or imposition of any Lien.

3.04          Residency. Each Shareholder is a resident of Canada as defined in the Income Tax Act (Canada).

ARTICLE IV: REPRESENTATIONS AND WARRANTIES
OF THE CORPORATION

As an inducement to the Buying Group to enter into this Agreement and to consummate the transactions provided for herein, the Corporation and the Principals represent and warrant to the Buying Group as follows:

4.01          Existence and Power. The Corporation is a corporation duly incorporated, organized and validly existing under the laws of the Province Of British Columbia and has all corporate power and all governmental licences, authorizations, permits, consents and approvals required to carry on the business of the Corporation as now conducted and to own and operate business of the Corporation as now owned and operated. The Corporation is not required to be qualified to conduct business in any jurisdiction where the failure to be so qualified, whether individually or in the aggregate, would have a Material Adverse Effect. No proceedings have been taken or authorized by the Corporation or any Shareholder or, to the knowledge of the Corporation, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding-up of the Corporation or with respect to any amalgamation, merger, consolidation, arrangement or reorganization relating to the Corporation.

4.02          Authorization. The execution, delivery and performance by the Corporation of this Agreement and the consummation thereby of the transactions provided for herein are within the Corporations powers and have been duly authorized by all necessary action on its part. This Agreement has been duly and validly executed by the Corporation and constitutes a legal, valid and binding agreement of the Corporation enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and subject to general principles of equity.

4.03          Capital Stock.

4.03.1       The authorized capital stock of the Corporation consists solely of the share capital described in Schedule "A" hereto (the “Corporation Shares”).

4.03.2       All such issued and outstanding Corporation Shares have been duly and validly authorized and issued and are validly outstanding, fully paid and non-assessable. The Corporation Shares represent all of the issued and outstanding shares of the Corporation. The Corporation does not hold any of the issued and outstanding Corporation Shares in the treasury of the Corporation, and there are not outstanding (i) any options, warrants, rights of first refusal or other rights to purchase any shares of the Corporation, (ii) any securities convertible into or exchangeable for such shares or (iii) any other commitments of any kind for the issuance of additional shares of the Corporation or options, warrants or other securities of the Corporation.

4.04          Subsidiaries. The Corporation has no Subsidiaries.

4.05          Governmental Authorization. The execution, delivery and performance by the Corporation of this Agreement requires no action by, consent or approval of, or filing with, any Governmental Authority other than as expressly referred to in this Agreement or which would normally be expected to be required as part of the transactions contemplated by this Agreement.

4.06          Non-Contravention. The execution, delivery and performance of this Agreement by the Corporation, and the consummation by it of the transactions provided for herein, do not and will not (a) contravene or conflict with the articles or bylaws of the Corporation; (b) contravene or conflict with or constitute a material violation of any provision of any Applicable Law binding upon or applicable to the Corporation, the Corporation Business or the Corporation Shares and would not, individually or in the aggregate, have a Material Adverse Effect; (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Corporation are entitled, under any Corporation Contract to which the Corporation are a party or any permit or similar authorization relating to the Corporation, the Corporation Business or the Corporation Shares by which the Corporation, the Corporation Business or the Corporation Shares may be bound or affected; or (d) result in the creation or imposition of any Lien.

4.07          Financial Statements: Undisclosed Liabilities.

4.07.1       The Corporation Financials: (i) have been prepared on a consistent basis and are based on the books and records of the Corporation in accordance with Canadian GAAP and present fairly the financial position, results of operations and statements of changes in the Corporations financial position as of the dates indicated or the periods indicated; (ii) contain and reflect all necessary adjustments and accruals for a fair presentation of its financial position and the results of its operations for the periods covered by said financial statements; (iii) contain and reflect adequate provisions for all reasonably anticipated Liabilities (including Taxes) with respect to the periods then ended and all prior periods; and (iv) with respect to the Corporation Contracts and commitments for the sale of goods or the provision of services by the Corporation, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts.

4.08          Absence of Certain Changes. Since the date of the last financial statements, the Corporation Business has been conducted in the ordinary course, and there has not been:

(a)
any event, occurrence, state of circumstances, or facts or change in the Corporation or in the Corporation Business that has had, or which the Corporation, after reasonable inquiry, expect to have, either individually or in the aggregate, a Material Adverse Effect;

(b)
(i) any change in any Liabilities of the Corporation that has had, or which the Corporation may, after reasonable inquiry, expect to have, a Material Adverse Effect such that the total Liabilities of the Corporation would exceed CDN $5,000 or (ii) any incurrence, assumption or guarantee of any indebtedness for borrowed money by the Corporation in connection with the Corporation Business or otherwise;

(c)	any (i) payments by the Corporation in respect of any indebtedness of the Corporation for borrowed money or in satisfaction of any Liabilities of the

Corporation related to the Corporation Business, other than in the ordinary course of business or the guarantee by the Corporation of any of the indebtedness of any other Person or (ii) creation, assumption or sufferance of (whether by action or omission) the existence of any Lien on any assets reflected on the Corporation’s Balance Sheet;

(d)
any transaction or commitment made, or any Contract entered into, by the Corporation, or any waiver, amendment, termination or cancellation of any of the Corporation Contracts by the Corporation, or any relinquishment of any rights thereunder by the Corporation or of any other right or debt owed to the Corporation, other than, in each such case, actions taken in the ordinary course of business consistent with past practice;

(e)
any grant of any severance, continuation or termination pay to any director, officer, stockholder or employee of the Corporation or any Affiliate of the Corporation, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, stockholder or employee of the Corporation or any Affiliate of the Corporation, (iii) increase in benefits payable or potentially payable under any severance, continuation or termination pay policies or employment agreements with any director, officer, stockholder or employee of the Corporation or any Affiliate of the Corporation, (iv) increase in compensation, bonus or other benefits payable or potentially payable to directors, officers, stockholders or employees of the Corporation or any Affiliate of the Corporation other than in the normal course of business, (v) change in the terms of any bonus, pension, insurance, health or other benefit plan of the Corporation or (vi) representation of the Corporation to any employee or former employee of the Corporation that the Purchaser promised to continue any Corporation benefit plan after the Closing Date,

(f)	any change by the Corporation in its accounting principles, methods or practices or in the manner it keeps its books and records;

(g)
any distribution, dividend, bonus, management fee or other payment by the Corporation to any officer, director, stockholder or Affiliate of the Corporation or any of their respective Affiliates or Associates; or

(h)
any (i) material single capital expenditure or commitment, or any group of related capital expenditures or commitments, or (ii) sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of any asset or property other than in the ordinary course of business.

4.09           Properties; Corporation Material Leases; Tangible Assets.

4.09.1       The Corporation does not own any real property.

4.09.2       The Corporation holds title to each of its properties and assets free and clear of all Liens, adverse claims, easements, rights of way, servitudes, zoning or building restrictions or any other rights of others or other adverse interests of any kind, including leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively, "Corporation Encumbrances").

4.10          Affiliates. Other than as disclosed herein, there are no material undisclosed Corporation Contracts which have been entered into within the past five years or are currently in force and effect between the Corporation and any Shareholder, or any Affiliate or Associate of any Shareholder. The Corporation is not materially indebted to any Shareholder save and except as described in its financial statements.

4.11          Litigation. There are no material proceedings pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or the Corporation Business or that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement and (ii) there is no existing order, judgment or decree of any Governmental Authority naming the Corporation as an affected party which has not been paid or discharged in full.

4.12          Material Contracts. All Corporation Contracts are legal, valid and binding obligations of the Corporation and each other Person who is a party thereto, enforceable against the Corporation and each such Person in accordance with their terms, and none are subject to any material default thereunder.

4.13          Required Consents. There are no governmental or other registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications or waivers required under Applicable Law or otherwise required to be obtained or made with any Governmental Authority to be obtained by the Corporation or any Shareholder by virtue of the execution and delivery of this Agreement and the consummation of the transactions provided for herein for any reason; nor are there any Corporation Contracts with respect to which the consent of the other party or parties thereto must be obtained by the Corporation or any Shareholder by virtue of the execution and delivery of this Agreement and the consummation of the transactions provided for herein (the “Required Consents”).

4.14          Corporation Intellectual Property and Intellectual Property held by the Principals

4.14.1       Schedule “C” sets forth a complete and correct list of each patent, patent application and invention, trademark, tradename, trademark or tradename registration or application, copyright or copyright registration or application for copyright registration, and each licence or licensing agreement, for any of the foregoing relating to the Corporation Business as conducted by the Corporation or held by the Corporation (the "Corporation’s Intellectual Property Rights") and Schedule E sets forth the intellectual property rights acquired from the Principals (the “Intellectual Property”) pursuant to this Agreement. The Corporation’s Intellectual Property Rights and the Intellectual Property also include any trade secrets that are material to the conduct of the Corporation Business in the manner that the Corporation Business has heretofore been conducted.

4.14.2       The Corporation and the Principals have not, during the three years preceding the date of this Agreement, been a party to any proceeding, nor to the knowledge of the Corporation or the Principals, is any proceeding threatened, as to which there is a reasonable possibility of a determination adverse to the Corporation or the Principals, involving a claim of infringement by any Person (including any Governmental Authority) of any of the Corporation’s Intellectual Property Rights or the Intellectual Property. None of the Corporation Intellectual Property Rights or Intellectual Property are subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Corporation or the Principals or restricting the licensing thereof by the Corporation or the Principals to any Person. The Corporation and the Principals have no knowledge that would cause such Person to believe that the use of the Corporation’s Intellectual Property Rights or the Intellectual Property or the conduct of the Corporation Business conflicts with, infringes upon or violates any patent, patent licence, patent application, trademark, tradename, trademark or tradename registration, copyright, copyright registration, service mark, brand mark or brand name or any pending application relating thereto, or any trade secret, know-how, programs or processes, or any similar rights, of any Person.

4.14.3       To the knowledge of the Corporation and the Principals, the Corporation and the Principals either own the entire right, title and interest in, to and under, or have acquired an exclusive licence to use, any and all patents, trademarks, trade names, brand names and copyrights that are material to the conduct of the Corporation Business in the manner that the Corporation Business has heretofore been conducted. The Corporation’s Intellectual Property Rights and the Intellectual Property rights are in full force and effect and have not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Corporation’s Intellectual Property Rights or the Intellectual Property. All registrations and filings necessary to preserve the rights of the Corporation in and to the Corporation’s Intellectual Property Rights and of the Principals in and to the Intellectual Property have been made.

4.15          Tax Matters.

4.15.1       The Corporation has prepared and filed or can prepare and file, without penalty, all Tax Returns with all appropriate Governmental Authorities which were required to be filed on or prior to the Closing Date. Each such Tax Return was or will be correct and complete.

4.15.2       The Corporation has paid all Taxes due and payable by them and have paid all assessments and reassessments they have received in respect of Taxes.

4.15.3       The Corporation has withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Income Tax Act (Canada) all amounts required by Applicable Law and has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Authority. The Corporation has remitted all Canada Pension Plan contributions, employment insurance premiums, employer health taxes and other Taxes payable by them in respect of their employees and have remitted such amounts to the proper Governmental

Authority within the time required by Applicable Law. The Corporation has charged, collected and remitted on a timely basis all Taxes as required by Applicable Law on any sale, supply or delivery whatsoever, made by the Corporation.

4.15.4       The Corporation Business is the only business ever conducted by the Corporation. The non-capital losses (as defined in the Tax Act and any applicable provincial taxing statute) were incurred by the Corporation only in carrying on the Corporation Business. The Corporation is not prevented by virtue of any amalgamation or dissolution from carrying back against income earned by it prior to the Closing Date, any losses incurred by it after the Closing Date.

4.15.5       The Corporation has paid all Taxes imposed by applicable legislation in the Province of British Columbia on the acquisition of its tangible personal property as defined in applicable legislation in the province of British Columbia, and none of its tangible personal property has been transferred at any time on a tax-exempt basis under applicable legislation of the Province of British Columbia or any predecessor legislation thereof. The foregoing is accurate, mutatis mutandis, with respect to all sales or transfer Taxes imposed under comparable legislation of other provinces.

4.16          Securities Legislation. The Corporation is a private issuer within the meaning of the Securities Act (British Columbia) and the sale of the Corporation Shares by the Shareholders to the Purchaser and of the Intellectual Property by the Principals to the Purchaser is made in compliance with the exempt takeover-bid provisions of this Act or such other exemption as may be available to it and the Shareholder.

4.17          Full Disclosure. The information contained in the documents, certificates and written statements (including this Agreement and the schedules and exhibits hereto) furnished to the Purchaser by or on behalf of the Corporation with respect to the Corporation (including the Corporation Business and the results of operations, financial condition and prospects of the Corporation) for use in connection with this Agreement or the transactions contemplated by this Agreement is true and complete in all material respects and does not, to the best of the knowledge of the Corporation after conducting an inquiry which a reasonably prudent person would make under the circumstances, omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Corporation that has not been disclosed to the Purchaser by the Corporation in writing that has had a Material Adverse Effect on or, so far as the Corporation can now foresee, could be reasonably likely to have a Material Adverse Effect on, the Corporation (including the Corporation Business and the results of operations, financial condition or prospects of the Corporation).

ARTICLE V: REPRESENTATIONS AND WARRANTIES
OF THE BUYING GROUP

As an inducement to the Corporation and each Shareholder to enter into this Agreement and to consummate the transactions provided for herein, the Purchaser and the Parent, jointly and severally, represent and warrant to the Corporation and each Shareholder and Principal that:

5.01          Existence and Power. Each of the Purchaser and the Parent is a corporation duly incorporated, organized and validly existing under the laws of its incorporating jurisdiction (being the Province of British Columbia for the Purchaser and the State of Nevada for the Parent) and each has all corporate power and all governmental licences, authorizations, permits, consents and approvals required to carry on the Buying Group Business as now conducted and to own and operate their respective businesses as now owned and operated. The Purchaser and the Parent are not required to be qualified to conduct business in any jurisdiction where the failure to be so qualified, whether individually or in the aggregate, would have a Material Adverse Effect. No proceedings have been taken or authorized by the Purchaser or the Parent or, to the knowledge of the Purchaser or the Parent, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding-up of the Purchaser or the Parent or with respect to any amalgamation, merger, consolidation, arrangement or reorganization relating to the Purchaser or the Parent.

5.02          Authorization. The execution, delivery and performance by each of the Purchaser and the Parent of this Agreement and the consummation thereby of the transactions provided for herein are within the powers of the Purchaser and the Parent and have been duly authorized by all necessary action on their part. This Agreement has been duly and validly executed by each of the Purchaser and the Parent and constitutes a legal, valid and binding agreement of the Purchaser and the Parent enforceable against them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and subject to general principles of equity.

5.03          Capital Stock of the Purchaser.

5.03.1       The authorized capital stock of the Purchaser includes Exchangeable Non-Voting Shares of which no shares are issued and outstanding. Each Exchangeable Non-Voting Share shall:

(a)
be non-voting as to matters concerning the Purchaser (such that all voting shares of the Purchaser will be and remain held by the Parent); however, as stated above in paragraph 2.03, the holder of Exchangeable Non-Voting Shares will be entitled to voting rights in the Parent as is equivalent to the number of Exchangeable Non-Voting Shares held by each Shareholder as if each Shareholder held an equivalent number of Parent Common Shares;

(b)
entitle the holder thereof (the “Holder”) to dividend rights equal, after conversion into Canadian dollars based on the Canadian/U.S. exchange rate in effect on the record date thereof, to the per share dividend rights of Parent Common Shares;

(c)
entitle the Holder, on a liquidation of the Purchaser, to receive in exchange for each Exchangeable Non-Voting Share one Parent Common Shares for a period ending on the twenty-fifth anniversary of the Closing Date; and

(d)
entitle the Holder, at his or her election from time to time for a period ending on the twenty-fifth anniversary of the Closing Date, upon 30 days’ written notice given by such Holder to the Purchaser, to require the Purchaser to redeem any or all Exchangeable Non-Voting Shares and to exchange therefor, on a share for share basis, Parent Common Shares (the “Right of Retraction”),

5.03.2       The Parent and the Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable to any Holder of Exchangeable Non-Voting Shares, including any dividend payments in respect of the Exchangeable Non-Voting Shares, such amount as the Parent or the Purchaser is required or permitted to deduct and withhold with respect to such payment under the United States Internal Revenue Code, the Income Tax Act (Canada) or any provision of state, provincial, local or foreign tax law. The Parent and the Purchaser shall not initially withhold any United States Tax on dividends paid on the Exchangeable Non-Voting Shares. However, if any United States taxing authority determines that the Parent or the Purchaser is liable for United States withholding Tax on dividends paid to the Holders on the Exchangeable Non-Voting Shares, the Purchaser shall be entitled to reduce the amount of any future dividends to be paid to the Holders by such withholding obligation. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Holder of Exchangeable Non-Voting Shares in respect of which such deduction and withholding was made; provided, however, that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Holder exceeds the cash portion of the consideration otherwise payable to the Holders, the Parent upon at least ten (10) days’ prior written notice to such Holder, is hereby authorized to sell or otherwise dispose of at fair market value such portion of such non-cash consideration otherwise payable to the Holder as is necessary to provide sufficient funds to the Parent in order to enable it to comply with such deduction or withholding requirement and the Parent shall give an accounting to the Holder with respect thereof and any balance of such proceeds of sale.

5.03.3       There are not outstanding (i) any options, warrants, rights of first refusal or other rights to purchase any shares of the Purchaser, (ii) any securities convertible into or exchangeable for such shares or (iii) any other commitments of any kind for the issuance of additional shares of the Purchaser or options, warrants or other securities of the Purchaser.

5.04          Capital Stock of the Parent.

5.04.1       The authorized capital stock of the Parent consists solely of those common shares disclosed to be issued in its last financial statements.

5.04.2       Other than as may be disclosed in its last financial statements, there are not outstanding (i) any options, warrants, rights of first refusal or other rights to purchase any shares of the Parent from treasury, (ii) any securities convertible into or exchangeable for such shares or (iii) any other commitments of any kind for the issuance of additional shares of the

Parent or options, warrants or other securities of the Parent which materially vary from those disclosed in the financial statements of the Parent most recently made public.

5.05          General Provisions of the Capital of the Purchaser and the Parent.

5.05.1       All of the issued and outstanding shares in the respective capital stocks of the Purchaser and the Parent have been duly and validly authorized and issued and are validly outstanding, fully paid and non-assessable. The Purchaser does not hold any of the issued and outstanding shares in the treasury of the Purchaser or the Parent, the Parent does not hold any of the issued and outstanding shares in the treasury of the Parent and there are not outstanding (i) any options, warrants, rights of first refusal or other rights to purchase any shares of the Purchaser or the Parent, (ii) any securities convertible into or exchangeable for such shares or (iii) any other commitments of any kind for the issuance of additional shares of the Purchaser or Parent or options, warrants or other securities of the Purchaser or Parent other than as disclosed in Article 5.03.1 herein.

5.05.2       All of the Exchangeable Non-Voting Shares and the Parent Common Shares which will be issued hereunder will be fully paid and non-assessable, subject to such terms and provisions as set forth in the Exchange and Voting Agreement, and the Purchaser’s articles of incorporation and the Parent’s Directors Resolutions relating to the issuance of the Parent Common Shares, as applicable, and all such shares will be issued free and clear of all Liens, charges, encumbrances and trading restrictions other than as may be imposed by Applicable Law.

5.06          Subsidiaries. The Purchaser has no Subsidiaries and the only Subsidiary of the Parent is the Purchaser.

5.07          Governmental Authorization. The execution, delivery and performance by the Buying Group of this Agreement requires no action by, consent or approval of, or filing with, any Governmental Authority other than as expressly referred to in this Agreement.

5.08          Non-Contravention. The execution, delivery and performance of this Agreement by the Buying Group, and the consummation by it of the transactions provided for herein, do not and will not (a) contravene or conflict with the respective articles or bylaws of the Buying Group; (b) contravene or conflict with or constitute a material violation of any provision of any Applicable Law binding upon or applicable to the Buying Group, the Buying Group Business or the outstanding shares in their respective capital stocks and would not, individually or in the aggregate have a Material Adverse Effect; (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Purchaser or the Parent are entitled, under any Buying Group Contract to which the Purchaser or the Parent is a party or any Permit or similar authorization relating to the Purchaser or Parent, the Buying Group Business or the outstanding shares in their respective capital stocks may be bound or affected; or (d) result in the creation or imposition of any Lien.

5.09          Financial Statements: Undisclosed Liabilities.

5.09.1       The Parent’s Financials: (i) have been prepared on a consistent basis and are based on the books and records of the Parent in accordance with American GAAP and present fairly the financial position, results of operations and statements of changes in the Parent’s financial position as of the dates indicated or the periods indicated; (ii) contain and reflect all necessary adjustments and accruals for a fair presentation of its financial position and the results of its operations for the periods covered by said financial statements; (iii) contain and reflect adequate provisions for all reasonably anticipated liabilities (including Taxes) with respect to the periods then ended and all prior periods; and (iv) with respect to Buying Group Contracts and commitments for the sale of goods or the provision of services by the Parent, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts.

5.09.2       To the best of the knowledge of the Buying Group, there are no Liabilities of the Buying Group other than: (i) any Liabilities accrued as Liabilities on the Parent’s Balance Sheet; (ii) Liabilities incurred since the date of the Parent’s Balance Sheet that do not, and could not, individually or in the aggregate have a Material Adverse Effect; (iii) other Liabilities disclosed in this Agreement or in any schedules attached hereto; and (iv) the Tax on reserves.

5.10          Absence of Certain Changes. Since the date of their last financial statements, the Buying Group Business has been conducted in the ordinary course, and there has not been:

(a)
any event, occurrence, state of circumstances, or facts or change in the Purchaser or the Parent or in the Buying Group Business that has had, or which the Purchaser or the Parent, expect to have, either individually or in the aggregate, a Material Adverse Effect;

(b)
(i) any change in any Liabilities of the Purchaser or the Parent that has had, or which the Purchaser or the Parent expect to have, a Material Adverse Effect or (ii)any incurrence, assumption or guarantee of any indebtedness for borrowed money by the Purchaser or the Parent in connection with the Buying Group Business or otherwise;

(c)
any (i) payments by the Purchaser or Parent in respect of any indebtedness of the Purchaser or Parent for borrowed money or in satisfaction of any Liabilities of the Purchaser or Parent related to the Buying Group Business, other than in the ordinary course of business or the guarantee by the Purchaser or the Parent of any of the indebtedness of any other Person or (ii) creation, assumption or sufferance of (whether by action or omission) the existence of any Lien on any assets reflected on the Parent’s Balance Sheet;

(d)
any transaction or commitment made, or any Contract entered into, by the Buying Group, any waiver, amendment, termination or cancellation of any Contract by the Buying Group, or any relinquishment of any rights thereunder by the Buying Group or of any other right or debt owed to the Buying Group, other than, in each such case, actions taken in the ordinary course of business consistent with past practice;

(e)
any (i) grant of any severance, continuation or termination pay to any director, officer, stockholder or employee of the Buying Group or any Affiliate of the Buying Group, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, stockholder or employee of the Buying Group or any Affiliate of the Buying Group, (iii) increase in benefits payable or potentially payable under any severance, continuation or termination pay policies or employment agreements with any director, officer, stockholder or employee of the Buying Group or any Affiliate of the Buying Group, (iv) increase in compensation, bonus or other benefits payable or potentially payable to directors, officers, stockholders or employees of the Buying Group or any Affiliate of the Buying Group, (v) change in the terms of any bonus, pension, insurance, health or other benefit plan of the Buying Group or (vi) representation of the Buying Group to any employee or former employee of the Buying Group that the Buying Group promised to continue any benefit plan after the Closing Date,

(f)	any change by the Buying Group in its accounting principles, methods or practices or in the manner it keeps its books and records;

(g)
any distribution, dividend, bonus, management fee or other payment by the Buying Group to any of their respective officers, directors, stockholders or Affiliates of the Buying Group or any of their respective Affiliates or Associates; and

(h)
any (i) material single capital expenditure or commitment, or any group of related capital expenditures or commitments by either the Purchaser or the Parent or (ii) material sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of any asset or property by either of the Purchaser or the Parent other than in the ordinary course of business.

5.11           Properties; Material Leases; Tangible Assets. Neither the Purchaser nor the Parent own or lease any real property or material assets.

5.12          Litigation. There is no proceeding pending or, to the knowledge of the Buying Group, threatened against or affecting the Buying Group or the Buying Group Business or that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement, and there is no existing order, judgment or decree of any Governmental Authority naming either the Purchaser or the Parent as an affected party which has not been paid or discharged in full.

5.13          Material Contracts. The Buying Group is not party to any Buying Group Contract other than as specified herein.

5.14          Compliance with Applicable Laws. The operation of the Buying Group Business (i) has not violated or infringed, except for violations or infringements that have been cured and the prior existence of which could not, individually or in the aggregate, reasonably be expected to have an adverse effect on either the Purchaser or the Parent and (ii) does not in any material respect violate or infringe any Applicable Law, the terms of any Permit or any order, writ, injunction or decree of any Governmental Authority including but not limited to, the 33 Act, the 34 Act, the Rules and Regulations of the SEC, or the Securities Laws and Regulations of any state. The Parent is not an investment company as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. The Parent is required to file reports pursuant to Section 12(g) of the 34 Act and is now, and as of the Closing Date will be, current in its filings. The Parent’s Form 10-K Annual Reports have been filed with certified financial statements, in compliance with SEC Regulations.

5.15          Buying Group Employment Agreement; and Employee Benefits.

5.15.1       There are no employment, consulting, severance pay, continuation pay, termination pay, indemnification agreements, collective agreements, employee benefit plans or other similar agreements of any nature whatsoever affecting either the Purchaser or the Parent save those to which a company listed on the OTCBB would, in the ordinary course of its business, be party to.

5.15.2       The Buying Group and its Affiliates have complied and are currently complying, in respect of all employees of the Buying Group and its Affiliates, with all Applicable Laws respecting employment and employment practices and the protection of the health and safety of employees, except for such instances which are not, in the aggregate, material.

5.16          Intellectual Property. The Buying Group has no interest in any patent, patent application and invention, trademark, trade name, trademark or trade name registration or application, copyright or copyright registration or application for copyright registration.

5.17          Tax Matters.

5.17.1       Except as disclosed in the Parent’s Financials, the Purchaser and the Parent have prepared and filed all Tax Returns on time with all appropriate Governmental Authorities which were required to be filed on or prior to the Closing Date. Each such Tax Return was correct and complete.

5.17.2       The Purchaser is not a registrant for the purposes of the goods and services tax provided for under the Tax Act.

5.17.3       The Purchaser is a taxable Canadian Corporation, as that term is defined in the Tax Act.

5.17.4       The Purchaser has paid all applicable sales and retail taxes in the Province of British Columbia, and none of its tangible personal property has been transferred at any time on a tax-

exempt basis under applicable legislation in the Province of British Columbia. The foregoing is accurate, mutatis mutandis, with respect to all sales or transfer Taxes imposed under comparable legislation of other provinces.

5.17.5       The Purchaser has never acquired or had the use of any of its assets from a Person (a "Related Person") with whom the Purchaser was not dealing at arm's length, within the meaning of the Tax Act. The Purchaser has never disposed of any asset to a Related Person for proceeds less than the fair market value of that asset. The Purchaser is not a party to or bound by any agreement with, is not indebted to, and no amount is owing to the Purchaser by any Related Person, not dealing at arm's length, within the meaning of the Tax Act, with the Purchaser.

5.17.6       For the purposes of the Tax Act the Purchaser and the Shareholders hereby covenant and agree to elect jointly under Subsection 85(1) of the Tax Act, by completing and filing with the Department of National Revenue the prescribed form T2057 within the prescribed time for the purposes of the Tax Act with respect to the sale by the Shareholders to the Purchaser of the Corporation Shares and further agree to transfer the Corporation Shares at an agreed amount equal to the adjusted cost base of the Corporation Shares to the Shareholders for purposes of the Tax Act or such greater amount determined by the Shareholders (the “Elected Amount”).

5.17.7       If at any time after the Closing Date the Shareholders determine that either:

(a)	it is necessary or desirable to change the Elected Amount; or

(b)	the Tax Act deems the Elected Amount to be an amount which is different than the amount agreed upon between the Shareholder and the Purchaser,

then the Shareholder and the Purchaser shall do all things reasonably necessary to reflect such change including, for example, filing an amended election pursuant to subsection 85(1) of the Tax Act.

5.18          Issuance of Shares.

5.18.1       The issuance of the Parent Common Shares by the Parent, and the terms and provisions of the Parent Common Shares, will not violate any provisions of the Parent’s articles or bylaws or any Applicable Law, nor will the voting rights attached to the Parent Common Shares derogate from any rights under Applicable Law.

5.18.2       The issuance of the Exchangeable Non-Voting Shares by the Purchaser, and the terms and provisions of the Exchangeable Non-Voting Shares, will not violate any provisions of the Purchaser’s articles or bylaws or any Applicable Law.

5.19          Continuing NASD Status. The Parent warrants that the National Association of Securities Dealers has cleared the Parent for quotation of its common shares, including the Parent Common Shares, on the over-the-counter bulletin board in the United States, which will continue after the Closing.

5.20          Full Disclosure. The information contained in the documents, certificates and written statements (including this Agreement and the schedules and exhibits hereto) furnished to the Shareholders or the Principals by or on behalf of the Buying Group with respect to each of the Purchaser and the Parent (including the Buying Group Business and the respective results of operations, financial condition and prospects of the Purchaser and the Parent) for use in connection with this Agreement or the transactions contemplated by this Agreement is true and complete in all material respects and does not, to the best of the knowledge of each Shareholder after conducting an inquiry which a reasonably prudent person would make under the circumstances, omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Purchaser or the Parent that has not been disclosed to the Shareholders by the Buying Group in writing that has had a Material Adverse Effect on or, so far as the Buying Group can now foresee, could be reasonably likely to have a Material Adverse Effect on the Buying Group (including the Buying Group Business and the respective results of operations, financial condition or prospects of the Buying Group).

ARTICLE VI: COVENANTS OF THE CORPORATION AND SHAREHOLDERS

6.01          Conduct of the Business. During the Interim Period, other than with the express written approval of the Purchaser, the Corporation shall conduct the Corporation Business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact the organization, relationships with third parties and goodwill of the Corporation and keep available the services of the present officers, employees, agents and other personnel of the Corporation Business.

6.01.1       Without limiting in any way the importance of the foregoing, during the Interim Period, other than with the express written approval of the Purchaser, the Corporation shall not, and each Shareholder shall not cause the Corporation to:

(a)	adopt any material change in any method of accounting or accounting practice used by the Corporation other than by reason of a concurrent change in generally accepted accounting principles;

(b)	amend its articles or bylaws;

(c)	sell, mortgage, pledge or otherwise dispose of any substantial assets or properties of the Corporation;

(d)
declare, set aside or pay any management fee or dividend or make any other distribution with respect to the capital stock of the Corporation or otherwise make a distribution or payment to any Shareholder;

(e)
amalgamate, merge or consolidate with or agree to amalgamate, merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any Corporation, partnership or other business organization or division thereof;

(f)
authorize for issuance, issue, sell or deliver any additional shares of its capital stock of any class or any securities or obligations convertible into shares of its capital stock of any class or commit to doing any of the foregoing;

(g)	split, combine or reclassify any shares of the capital stock of any class of the Corporation or redeem or otherwise acquire, directly or indirectly, any shares of such capital stock;

(h)
incur or agree to incur any debt or guarantee any debt for borrowed money, including any debt to any Shareholder, or to any Affiliate or Associate of any Shareholder, except debt incurred in the ordinary course of business consistent with past practice;

(i)
make any loan, advance or capital contribution to or investment in any person other than loans, advances and capital contributions to or investments in joint ventures or other similar arrangements in which the Corporation has an equity interest in the ordinary course of business and travel advances made in the ordinary course of business by the Corporation to its employees to meet business expenses expected to be incurred by such employees;

(j)	enter into any settlement with respect to any Proceeding or consent to any order, decree or judgment relating to or arising out of any such Proceeding;

(k)	take any action to terminate, dismiss or cause the retirement of any key employee of the Corporation;

(l)	fail in any material respect to comply with any Applicable Laws; or

(m)	make, or make any commitments for, capital or contractual expenditure exceeding $5,000 for any individual commitment or $100,000 for all such commitments taken in the aggregate.

6.01.2       Nothing in this Agreement, and specifically in Paragraph 6.01.2, shall be read to prohibit the Purchaser or the Parent from negotiating and completing transactions involving the acquisition of other subsidiaries.

6.01.3       During the Interim Period, other than with the express written approval of the Purchaser, the Corporation shall:

(a)	file all Canadian, United States, foreign, federal, state, provincial and local Tax Returns required to be filed and make timely payment of all applicable Taxes when due;

(b)
promptly notify the Purchaser in writing of any action or circumstance that results in, or could reasonably be expected to result in, a Material Adverse Effect or the occurrence of any breach by the Corporation or any Shareholder of any representation or warranty, or any covenant or agreement contained in this Agreement; and

(c)	promptly notify the Purchaser in writing of the commencement of any proceeding or the threat thereof by or against the Corporation or any Shareholder.

6.02          Maintenance of Corporation Insurance Policies. On and after the Closing Date, the Corporation shall not take or fail to take any action if such action or inaction would adversely affect the applicability of any insurance in effect on the date hereof that covers all or any material part of the assets of the Corporation or the Business.

6.03          Tax Election. In accordance with the Letter of Intent, the Corporation shall not file an election pursuant to subsection 256(9) of the Income Tax Act (Canada) or any equivalent provincial provision.

ARTICLE VII: COVENANTS OF THE BUYING GROUP

7.01          Appointment of Director. At Closing, the following person(s) will be appointed a director of the Parent:

Name	Position

Rick George Mari	Director
Chris Stringer	Director

7.02          Conduct of Business. During the Interim Period, the Buying Group will conduct the Buying Group Business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact the organization, relationships with third parties and goodwill of the Buying Group and keep available the services of the present officers, directors, employees, agents and other personnel of the Buying Group Business; and without limiting in any way the importance of the foregoing, the Buying Group shall not undertake any of those matters referred to in sections 6.01.1 and 6.01.2, and all such clauses thereof shall apply mutatis mutandis to the Buying Group.

7.03          Priority. Notwithstanding any term of the Purchaser’s bylaws, memorandum and articles to the contrary, the terms and provisions of this Agreement and the Exchange and Voting Agreement shall prevail such that the directors of the Purchaser will only authorize the exchange of the Exchangeable Non-Voting Shares for shares in the Parent Common Shares in accordance with the terms of the Exchange and Voting Agreement.

ARTICLE VIII: ACKNOWLEDGMENTS AND COVENANTS OF ALL PARTIES

8.01          Further Assurances. Each party hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable (including obtaining all required consents) in order to evidence the consummation or implementation of the transactions provided for under this Agreement.

8.02          Certain Filings. The parties hereto shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any Contract is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and seek timely to obtain any such actions, consents, approvals or waivers.

8.03          Registration. All parties acknowledge and agree that the Parent is a reporting issuer in the United States, and all of the Parent Common Shares have been registered under the 33 Act; and all parties further acknowledge and agree that neither the Parent nor the Purchaser is a reporting issuer in any province of Canada, and the Exchangeable Non-Voting Shares and

Parent Common Shares will be subject to such resale restrictions as imposed by the Applicable Law of the jurisdiction in which a Shareholder is resident.

ARTICLE IX: CONDITIONS PRECEDENT TO CLOSING

9.01          Conditions to Obligation of the Buying Group. The obligations of the Buying Group to consummate the Closing are subject to the completion of due diligence of the Corporation on the part of the Buying Group and to the Buying Group’s satisfaction on or before August 21, 2003 and are further subject to the satisfaction of each of the following conditions:

(a)
(i) the Corporation and each Shareholder and each Principal shall have performed and satisfied each of their respective obligations hereunder required to be performed and satisfied by them on or prior to the Closing Date, (ii) each of the representations and warranties of the Corporation and each Shareholder and each Principal contained herein shall have been true and correct and contained no misstatement or omission that would make any such representation or warranty misleading when made and shall be true and correct and contain no misstatement or omission that would make any such representation or warranty misleading at and as of the Closing with the same force and effect as if made as of the Closing, and (iii) the Buying Group shall have received certificates signed by each Shareholder and a duly authorized executive officer of the Corporation to the foregoing effect and to the effect that the conditions specified within this Section 9.01(a) have been satisfied.

(b)
All Required Consents for the transactions contemplated by this Agreement shall have been obtained without the imposition of any conditions that are or would become applicable to the Corporation, the Corporation Business, the Corporation Shares or the Buying Group (or any of its Affiliates or Associates) after the Closing that would be materially burdensome upon the Corporation, the Corporation Business, the Corporation Shares or the Buying Group (or any of its Affiliates or Associates) or their respective businesses substantially as such businesses have been conducted prior to the Closing Date or as said businesses, as of the date hereof, would be reasonably expected to be conducted after the Closing Date. All such approvals shall be in effect, and no proceedings shall have been instituted or threatened by any Governmental Authority or other person with respect thereto as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such approval; all applicable waiting periods with respect to such approvals shall have expired; and all conditions and requirements prescribed by Applicable Law or by such approvals to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such approvals are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing.

(c)
The transactions contemplated by this Agreement and the consummation of the Closing shall not violate any Applicable Law. The operation of the Corporation Business shall not have violated or infringed, or be in violation or infringement of any Applicable Law or any order, writ, injunction or decree of any Governmental Authority, where such violations and infringements, individually or in aggregate, have resulted in, or could reasonably be expected to result in a Material Adverse Effect.

(d)
Since the date hereof, there shall not have been any event, occurrence, development or state of circumstances or facts or change in the Corporation or the Corporation Business, including any damage, destruction or other casualty loss affecting the Corporation or the Corporation Business that has had or that may be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a Material Adverse Effect on the Corporation.

9.02          Conditions to Obligations of the Shareholders. The obligations of each Shareholder to consummate the Closing are subject completion of reasonable due diligence investigations of the Buying Group to be completed on or before August 21, 2003 and are further subject to the satisfaction of each of the following conditions:

(a)
(i) the Buying Group shall have performed and satisfied each of its obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date; and (ii) each of the representations and warranties of the Buying Group contained herein shall have been true and correct and contained no misstatement or omission that would make any such representation or warranty misleading when made and shall be true and correct and contain no misstatement or omission that would make any such representation or warranty misleading at and as of the Closing with the same force and effect as if made as of the Closing.

(b)
All Required Consents for the transactions contemplated by this Agreement shall have been obtained without the imposition of any conditions that are or would become applicable to any Shareholder (or any of their respective Affiliates or Associates) after the Closing that would be materially burdensome upon any such Person. All such approvals shall be in effect, and no Proceedings shall have been instituted or threatened by any Governmental Authority with respect thereto as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such approval. All applicable waiting periods shall have expired, and all conditions and requirements such approvals to be satisfied on or prior to the Closing extent necessary such that all such approvals are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing.

(c)
The transactions contemplated by this Agreement and the consummation of the Closing shall not violate any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfer and exchange contemplated hereby or the consummation of the Closing, or imposing Damages in respect thereto, shall be in effect, and there shall be no pending actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or seeking to materially restrict or prohibit the transfer and exchange contemplated hereby or the consummation of the Closing.

(d)
Since the date hereof, there shall not have been any event, occurrence, development or state of circumstances or facts or change in the Buying Group or the Buying Group Business, including any damage, destruction or other casualty loss affecting the Buying Group or the Buying Group Business that has had or that may be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a Material Adverse Effect on the Buying Group.

(e)	Since the date hereof, there shall not have been any:

(i)  material change in the capital structure of either the Purchaser or the Parent, other than as to effect the creation or issuance of the Exchangeable Non-Voting Shares or the Parent Common Shares as contemplated herein, or to effect the rights, restrictions, privileges and terms of the Exchangeable Non-Voting Shares or Parent Common Shares in accordance with the terms hereof; or

(ii)  any actions, investigations, inquiries or proceedings commenced or continued against either the Parent or the Purchaser, or their respective officers, directors, promoters, representatives, agents or their respective businesses by any securities regulatory authority, tribunal or body having jurisdiction.

(f)
The Parent’s Board of Directors, by proper and sufficient vote, shall have approved this Agreement, the Exchange and Voting Agreement and the transactions contemplated hereby and the issuance of the Parent Common Shares hereunder.

(g)	The Parent and the Purchaser will have entered into the Exchange and Voting Agreement.

ARTICLE X: INDEMNIFICATION

10.01          Agreement to Indemnify.

10.01.1       Each of the Purchaser and the Parent, and their respective Affiliates, Associates, officers, directors, shareholders, representatives and agents (collectively, the “Purchaser Indemnitees”) shall each be indemnified and held harmless to the extent set forth in this Article X by each Shareholder in respect of any and all damages incurred by any Purchaser Indemnitee as a result of any inaccuracy or misrepresentation in or breach of any representation or warranty made in this Agreement by such Shareholder, provided, however, that each Shareholder shall have no obligation to indemnify the Purchaser Indemnitees with respect to damages incurred by any Purchaser Indemnitee as a result of any inaccuracy or misrepresentation in or breach of any representation or warranty made in this Agreement by any other Shareholder and further a Shareholder shall have no such obligation to indemnify a Purchaser Indemnitee hereunder unless, and to the extent, the aggregate of all damages incurred by the Purchaser Indemnities for all items covered by this Section 10.01(1) shall exceed $1,000 in the aggregate.

10.01.2       Each of the Purchaser Indemnitees shall be indemnified and held harmless to the extent set forth in this Article X by the Corporation in respect of any and all damages incurred by any Purchaser Indemnitee as a result of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made in this Agreement by the Corporation.

10.01.3       Each Shareholder and their respective Affiliates and Associates and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "Shareholder Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Article X by the Purchaser and Parent in respect of any and all damages incurred by any Shareholder Indemnitee as a result of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by the Parent or the Purchaser in this Agreement.

10.02          Survival of Representation, Warranties and Covenants. Except as hereinafter provided in this Section 10.02, all representations, warranties, covenants, agreements and obligations of each Indemnifying Party contained herein and all claims of any Purchaser Indemnitee or Shareholder Indemnitee in respect of any breach of any representation, warranty, covenant, agreement or obligation of any Indemnifying Party contained in this Agreement, shall survive the Closing and shall expire one year following the Closing Date.

ARTICLE XI: MISCELLANEOUS

11.01          Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by facsimile or telecopier, once such notice or other communication is transmitted to the facsimile or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances under which such service guarantees next day delivery, the day following being so sent:

If to the Corporation: #210 Quebec Street, Vancouver, British Columbia, Canada, V5T 3A3

If to the Purchaser or Parent: 6128 Glendalough Place, Vancouver, British Columbia Canada V6N 1S6

If to a Shareholder: at the last address for the Shareholder on the member registers of the Corporation.

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

11.02          Amendments; No Waivers.

(a)
Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)
No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.03          Expenses. All costs and expenses incurred in connection with this Agreement and enclosing and carrying out the transactions provided for herein shall be paid by the party incurring such cost or expense. This Section shall survive the Closing and the termination of this Agreement.

11.04          Successors and Assigns. This Agreement shall be binding upon and enure to the benefit, of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party, which approval shall not be unreasonably withheld.

11.05          Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of British Columbia and the laws of Canada applicable therein (excluding any conflict of laws rule or principle that might refer such interpretation to the laws of another jurisdiction). Each party irrevocably submits to the jurisdiction of the courts of British Columbia with respect to any matter arising hereunder or related hereto.

11.06          Counterparts; Effectiveness. This Agreement and the documents relating to the transactions contemplated by this Agreement may be signed in any number of counterparts and the signatures delivered by facsimile, each of which shall be deemed to be an original, with the same effect as if the signatures thereto were upon the same instrument and delivered in person. This Agreement and such documents shall become effective when each party thereto shall have received a counterpart thereof signed by the other parties thereto. In the case of execution and delivery by facsimile by any party, that party shall forthwith deliver a manually executed original to each of the other parties.

11.07          Entire Agreement. This Agreement (including the Schedules referred to herein, which are hereby incorporated by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement including, without limiting the generality of the foregoing, the Letter of Intent. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

11.08          Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

11.09          Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

11.10          Construction. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

11.11          Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including without limitation", as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

11.12          Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.13          Third Party Beneficiaries. Other than Indemnitees under Article X hereof who are not parties to this Agreement, no provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee or former employee of the Corporation or any Affiliate or Associate thereof (including any beneficiary or dependent thereof).

11.14          Transmission by Facsimile. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

11.15          Fees and Commissions. No broker, finder or other person or entity is entitled to any fee or commission from the Buying Group or the Corporation for services rendered on behalf of the Buying Group or the Corporation in connection with the transactions contemplated by this Agreement.

11.16          CD Farber Law Corp.. The parties hereto acknowledge and agree that CD Farber Law Corp. acts only for the Parent in the preparation and negotiation of this Agreement. The parties hereto further acknowledge and agree that:

(a)	they have been advised to seek independent legal advice regarding this Agreement,

(b)	CD Farber Law Corp. has provided no tax advice with respect to this Agreement and hereby has advised the parties hereto to seek tax advice respecting their respective tax obligations; and

(c)	CD Farber Law Corp. has not provided legal advice to any of the Shareholders with respect to U.S. securities laws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ACQUISITION MEDIA, INC.

“Richard Wilk”
____________________________________________
Authorized Signatory

ACTIONVIEW ADVERTISING SYSTEMS, INC.

“Rick Mari”
____________________________
Authorized Signatory

THE SHAREHOLDERS OF ACTIONVIEW ADVERTISING SYSTEMS, INC.

RICK MARI	ADRIENNE STRINGER

/s/ Rick Mari	/s/ Adrienne Stringer

CHRIS STRINGER	GORDON MCDOUGALL

/s/ Chris Stringer	/s/ Gordon McDougall

DICK YAMAMOTO	DEBORAH FERGUSON

/s/ Dick Yamamoto	/s/ Deborah Ferguson

FRANCES SMITH	GREG MCARTHUR

/s/ Frances Smith	/s/ Greg McArthur

ROD BARTLETT

/s/ Rod Bartlett

THE PRINCIPALS

/s/ Rick Mari	/s/ Chris Stringer
RICK MARI	CHRIS STRINGER

SCHEDULE A

SHAREHOLDINGS IN THE CORPORATION AND EXCHANGEABLE SHARES TO
PRINCIPALS

SHAREHOLDER NAME	NUMBER OF CORPORATION SHARES HELD	NUMBER OF EXCHANGEABLE SHARES

Rick Mari	200,000	200,000
4329 West 3rd Avenue,
Vancouver, B.C. V6R 1M6

Christopher Stringer	100,000	100,000
3784 Bayridge Avenue
West Vancouver, B.C.
V7V 3J2

Gordon McDougall	175,000	175,000
1164 – West 7th Avenue
Vancouver, B.C. V6H 1B4

Adrienne Stringer	87,500	87,500
3784 Bayridge Avenue
West Vancouver, B.C.
V7V 3J2

Dick Yamamoto	87,500	87,500
1263 Avenue South
Lethbridge, Alberta
T1J 0E7

Deborah Ferguson	87,500	87,500
Suite 300, 1111 West Hastings Street
Vancouver, V6E 2J3

Frances Smith	87,500	87,500
602 – 1375 Nicola Street
Vancouver, B.C.
V6G 2G1

Greg McArthur	87,500	87,500
173 Elm Avenue
Penticton, B.C.
V2A 3W1

Rod Bartlett	87,500	87,500
2818 Bellevue Avenue
West Vancouver, B.C.
V7V 1E8
	1,000,000	1,000,000

PRINCIPALS	NUMBER OF EXCHANGEABLE SHARES
FOR INTELLECTUAL PROPERTY
PURCHASE

Christopher Stringer	2,474,225
3784 Bayridge Avenue
West Vancouver, B.C.
V7V 3J2

Rick Mari	4,948450
4329 West 3rd Avenue,
Vancouver, B.C. V6R 1M6

TOTAL:	7,422,675

SCHEDULE B

EXCHANGE AND VOTING TRUST AGREEMENT

THIS EXCHANGE AND VOTING TRUST AGREEMENT made as of the 21st day of August, 2003.

AMONG:	ACQUISITION MEDIA, INC., a corporation subsisting under the laws of the State of Nevada (hereinafter referred to as the “Parent”)

AND:	6126421 (CANADA) LTD., a corporation incorporated under the laws of Canada (hereinafter referred to as the “Purchaser”),

AND:	CD FARBER LAW CORP., having a business address at 2602 – 1111 Beach Ave, Vancouver, British Columbia V6E 1T9 (hereinafter referred to as the “Trustee”).

AND:	EACH OF THOSE PERSONS holding shares of the purchaser, as listed in Appendix “A” hereto (hereinafter referred to as the “Shareholders”)

WHEREAS:

A.	The Purchaser is the wholly owned subsidiary of the Parent;

B.
Pursuant to a share exchange and share purchase agreement dated as of August 17, 2003 (the “Purchase Agreement”) by and among the Parent, the Purchaser, ActionView Advertising Systems, Inc. (“AASI”) and, the Shareholders, the Purchaser acquired all of the issued and outstanding common shares of AASI from the Shareholders and certain intellectual property rights (the “Intellectual Property”) from two principals of AASI, Rick Mari and Chris Stringer (the “Principals”) in consideration of: (i) the Purchaser issuing to the Shareholders (the term “Shareholders” shall, for the remainder of the text of this Agreement below include the Principals) a total of 8,750,000 Exchangeable Non-Voting Shares (as herein defined), and (ii) the Parent, granting to each Shareholder Voting Rights (as herein defined) in the Parent on the basis of each Shareholder having an equivalent number of votes in the Parent as the number of Exchangeable Non-Voting Shares held by such Shareholder;

C.
As security for the Parent’s covenant to issue common shares in its capital stock in exchange for Exchangeable Non-Voting Shares, the Parent agreed to issue 8,750,000 common shares (as herein defined as the “Parent Common Shares”) to the Trustee; and

D.
In accordance with the Purchase Agreement, this Agreement stipulates the means by which: (i) the Shareholders have voting rights in the Parent; ii) the Trustee holds the Parent Common Shares for the Shareholders; and (iii) the Shareholders exercise their rights of conversion of the Exchangeable Non-Voting Shares,

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1          Definitions. In this Agreement, the following terms shall have the following meanings:

“Affiliate” of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control of”), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

“Automatic Exchange Rights” means the benefit of the obligation of Parent to effect the automatic exchange of Exchangeable Non-Voting Shares for Parent Common Shares pursuant to Section 4.12 hereof.

“Board of Directors” means the Board of Directors of the Purchaser.

“Business Day” means a day other than a Saturday, Sunday or a day when banks are not open for business in Vancouver, British Columbia;

“Canadian Dollar Equivalent” means in respect of an amount expressed in a foreign currency (the “Foreign Currency Amount”) at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the exchange rate on such date for such foreign currency expressed in Canadian dollars as reported in The Wall Street Journal under “Currency Trading; Exchange Rates” or, in the event such exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

“Current Market Price” means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of closing price of Parent Common Shares on the day before such date, on such stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if there is no public distribution or trading activity of Parent Common Shares during such period, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

“Exchangeable Non-Voting Shares” means the Class “A” exchangeable, non-voting, participating common shares without par value in the capital stock of the Purchaser, including the 8,750,000 shares issuable under the Purchase Agreement.

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attached to the Exchangeable Non-Voting Shares.

“Insolvency Event” means the institution by the Purchaser of any proceeding to be adjudicated bankrupt or insolvent or to be dissolved or wound up, or the consent of the Purchaser to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Purchaser to contest in good faith any such proceedings commenced in respect of the Purchaser within fifteen (15) days of becoming aware thereof, or the consent by the Purchaser to the filing of any such petition or to the appointment of a receiver, or the making by the Purchaser of a general assignment for the benefit of creditors, or the admission in writing by the Purchaser of its inability to pay its debts generally as they become due, or the Purchaser not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 27.6 (e) of the Exchangeable Share Provisions.

“Insolvency Exchange Right” has the meaning ascribed thereto in Section 4.1.

“Liquidation Event” has the meaning ascribed thereto in Section 4.12.

“Liquidation Event Effective Date” has the meaning ascribed thereto in Section 4.12(c).

“List” has the meaning ascribed thereto in Section 3.8.

“Officer's Certificate” means, with respect to the Parent or the Purchaser, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other officer of the Parent or the Purchaser, as the case may be.

“Parent Common Shares” means the shares of common stock of the Parent, without par value, having voting rights of one vote per share, and any other securities into which such shares may be changed.

“Parent Consent” has the meaning ascribed thereto in Section 3.2. “Parent Meeting” has the meaning ascribed in Section 3.2. “Parent Successor” has the meaning ascribed thereto in Section 11.1(a).

“Purchase Agreement” means the Purchase Agreement between the Parent , the Purchaser, AASI, and the Shareholders named therein, dated as of the same date hereof.

“Person” includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

“Retracted Shares” has the meaning ascribed thereto in Section 4.7.

“Shareholders” means the registered holders from time to time of Exchangeable Non-Voting Shares, other than the Parent and its Affiliates, as listed in Appendix “A” hereto.

“Shareholder Votes” has the meaning ascribed thereto in Section 3.2.

“Support Agreement” means that certain support agreement made as of the same date hereof between the Purchaser and the Parent, which agreement is attached as Schedule “D” to the Purchase Agreement.

“Trust” means the trust created by this Agreement.

“Trust Estate” means the Trust Shares and any other securities, money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

“Trust Shares” has the meaning ascribed thereto in Section 2.2.

“Trustee” means CD Farber Law Corp., and subject to the provisions of Article 9, includes any successor trustee.

“Voting Rights” has the meaning ascribed thereto in Section 3.1.

Interpretation not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

Date for any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2

TRUST SHARES

2.1           Establishment of Trust. One purpose of this Agreement is to create the Trust for the benefit of the Shareholders, as herein provided. The Trustee will hold the Parent Common Shares acquired pursuant to the requirements of the Purchase Agreement, Exchangeable Share Provisions and Support Agreement both to support the Parent’s and the Purchaser’s obligations thereunder in the event of default and, only if required by applicable law, to provide a mechanism for Shareholders of each Exchangeable Non-Voting Share to direct the voting of a corresponding Parent Common Share held by the Trustee.

2.2           Issue and Ownership of the Parent Common Shares. Upon execution of this Agreement, the Parent shall transfer to the Trustee a number of Parent Common Shares equal to the number of Exchangeable Non-Voting Shares issued to Shareholders under the Purchase Agreement, such shares to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Shareholders and in accordance with the provisions of this Agreement. From time to time, the Parent shall transfer additional shares of Parent Common Shares to the Trustee as required under the Purchase Agreement, Exchangeable Share Provisions and Support Agreement, also to be held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Shareholders and in accordance with the provisions of this Agreement. All Parent Common Shares so transferred by the Parent to the

Trustee pursuant to this Section 3.1 shall hereafter be referred to as the “Trust Shares”. The Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Shareholders of good and valuable consideration (and the adequacy thereof) for the issuance of the Trust Shares by the Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Trust Shares and, subject to the terms hereof, shall be entitled to exercise all of the rights and powers of an owner with respect to the Trust Shares, provided that the Trustee shall:

(a)
hold the Trust Shares and the rights associated therewith as conveyed by this Agreement as trustee solely for the use and benefit of the Shareholders in accordance with the provisions of this Agreement; and

(b)
except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Trust Shares and the Trust Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

ARTICLE 3

VOTING

3.1          Voting Rights. The Parent will grant to the Shareholders, by requisite shareholder or director resolutions, the right for each Shareholder to receive notice and attend each Parent Meeting and to consent to or to vote in person or by proxy, on any matter, question or proposition whatsoever that may properly come before the stockholders of the Parent at a Parent Meeting or in connection with a Parent Consent (in each case, as hereinafter defined) (the “Voting Rights”) on the basis of one Voting Right for every one Exchangeable Non-Voting Share held by a Shareholder, as if and to the same extent and effect as if the Shareholder held an equivalent number of Parent Common Shares. The Voting Rights shall be and remain vested in and exercised by the Shareholders.

3.2          Number of Votes. With respect to all meetings of stockholders of the Parent at which holders of shares of Parent Common Shares are entitled to vote (a "Parent Meeting") and with respect to all written consents sought by the Parent from its stockholders including the holders of shares of Parent Common Shares (a "Parent Consent"), each Shareholder shall be entitled to cast and exercise, in the manner instructed, the Voting Rights ordinarily attributable to one Parent Common Share for each Exchangeable Non-Voting Share owned of record by such Shareholder on the record date established by the Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the "Shareholder Votes") in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent.

3.3         Legended Shares Certificates. The Purchaser will cause each certificate representing Exchangeable Non-Voting Shares to bear an appropriate legend notifying the Shareholders of their right to a number of votes in the Parent as is equal to the number of shares represented by the Exchangeable Non-Voting Share certificates.

3.4         Safekeeping of Certificates. The certificate(s) representing the Trust Shares shall at all times be held in safe keeping by the Trustee or its agent.

3.5         Mailings to Shareholders of Exchangeable Non-Voting Shares. With respect to each Parent Meeting and Parent Consent, the Parent will mail or cause to be mailed (or otherwise communicate in the same manner as the Parent utilizes in communications to holders of Parent Common Shares, to each of the Shareholders named in the List (as defined below) on the same day as the initial mailing or notice (or other communication) with respect thereto is given by the Parent to its stockholders:

(a)	a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of the Parent;

(b)
a statement that such Shareholder is entitled to the exercise of the Shareholder Votes with respect to such Parent Meeting or Parent Consent, as the case may be, and to attend such Parent Meeting and to exercise personally the Shareholder Votes thereat;

(c)	a statement as to the manner in which to give a proxy to a designated agent or other representative of the management of the Parent to exercise such Shareholder Votes; and

(d)
a statement of (i) the time and date by which such must be received by the Parent in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such proxies.

For the purpose of determining Shareholder Votes to which a Shareholder is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Non-Voting Shares owned of record by the Shareholder shall be determined at the close of business on the record date established by the Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent.

3.6          Copies of Stockholder Information. The Parent will deliver to the Shareholders copies of all proxy materials (including notices of Parent Meetings), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Parent Common Shares.

3.7          Other Materials. Immediately after receipt by the Parent or any stockholder of the Parent of any material sent or given generally to the holders of Parent Common Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), the Parent shall use its best efforts to obtain and deliver copies thereof to each Shareholder as soon as possible thereafter.

3.8           List of Persons Entitled to Vote. The Purchaser shall (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consents and (b) forthwith upon each request made at any time by the Trustee or the Parent in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Shareholders arranged in alphabetical order and showing the number of Exchangeable Non-Voting Shares held of record by each such Shareholder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by the Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Parent promptly after receipt by the Purchaser of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Parent to perform its obligations under this Agreement. The Parent agrees to give the Purchaser written notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Purchaser to perform its obligations under this Section 3.8.

3.9           Distribution of Written Materials. Any written materials to be distributed by the Parent to the Shareholders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as the Parent utilizes in communications to holders of Parent Common Shares) to each Shareholder at its address as shown on the books of the Purchaser. The Purchaser shall provide or cause to be provided to the Parent for this purpose, on a timely basis and without charge or other expense current lists of the Shareholders.

3.10          Termination of Voting Rights. All of the rights of a Shareholder with respect to the Shareholder Vote exercisable in respect of each Exchangeable Non-Voting Share held by such Shareholder shall be deemed to be surrendered by the Shareholder to the Parent and such Shareholder Votes and the Voting Rights represented thereby shall cease immediately upon the exchange, retraction or redemption of the Exchangeable Non-Voting Shares by or from the Shareholder.

3.11           Alternative Voting Rights. In the event it is alleged or determined by any chairman at a shareholders’ meeting, the board of directors of the Parent, a shareholder, or by any corporate or third party action or securities or judicial authority having jurisdiction that the Shareholders are not properly entitled to vote the Shareholder Votes or the Voting Rights, for whatever reason, then at the sole discretion and judgment of a Shareholder, such Shareholder may elect to suspend such Shareholder’s exercise of the Shareholder Votes or the Voting Rights and direct the Trustee, as the holder of record of the Trust Shares, to be entitled to all of the Voting Rights attributable to such Trust Shares. The Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this section 3.11 from Shareholders entitled to instruct the Trustee as to the voting thereof at the time at which the Parent Consent is sought or the Parent Meeting is held. To the extent that no instructions are received from a Shareholder with respect to the Voting Rights to which such Shareholder is entitled, the Trustee shall not exercise or permit the exercise of such Shareholder's Voting Rights.

Any Shareholder named in a List prepared in connection with any Parent Meeting or any Parent Consent will be entitled (a) to instruct the Trustee with respect to the exercise of the Shareholder Votes to which such Shareholder is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Shareholder Votes to which such Shareholder is entitled except, in each case, to the extent that such Shareholder has transferred the ownership of any Exchangeable Non-Voting Shares in respect of which such Shareholder is entitled to Shareholder Votes after the close of business on the record date for such meeting or seeking of consent.

In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Shareholder , the Shareholder Votes as to which such Shareholder is entitled to direct the Voting Rights (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Shareholder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Shareholder.

The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Shareholder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Shareholder's request, such representatives shall sign and deliver to such Shareholder (or its designee) a proxy to exercise personally the Shareholder Votes as to which such Shareholder is otherwise entitled hereunder to direct the vote, if such Shareholder either (i) has not previously given the Trustee instructions in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Shareholder exercising such Shareholder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

ARTICLE 4

EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

4.1           Grant and Ownership of the Exchange Right. The Parent hereby grants to the Shareholders the right, upon the occurrence and during the continuance of an Insolvency Event, to require the Parent to purchase from each or any Shareholder all or any part of the Exchangeable Non-Voting Shares held by the Shareholder in accordance with the provisions of this Agreement (the “Insolvency Exchange Right”). The Parent hereby acknowledges receipt from the Shareholders of good and valuable consideration (and the adequacy thereof) for the issuance of the Insolvency Exchange Right to them.

4.2          Legended Share Certificates. The Purchaser will cause each certificate representing Exchangeable Non-Voting Shares to bear an appropriate legend notifying the Shareholders of:

(a)	their right with respect to the exercise of the Insolvency Exchange Right in respect of the Exchangeable Non-Voting Shares held by a Shareholder; and

(b)	the Automatic Exchange Rights.

4.3          Purchase Price. The purchase price payable by the Parent for each Exchangeable Non-Voting Share to be purchased by the Parent under the Insolvency Exchange Right shall be an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Non-Voting Share under the Insolvency Exchange Right plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Non-Voting Share and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Non-Voting Shares in accordance with section 27.3 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to such declared and unpaid dividends). In connection with each exercise of the Insolvency Exchange Right, the Parent will provide to the Shareholders an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Non-Voting Share. The purchase price for each such Exchangeable Non-Voting Share so purchased may be satisfied only by delivering or causing to be delivered to the relevant Shareholder, one Parent Common Share and a check for the balance, if any, of the purchase price without interest.

4.4           Exercise Instructions. Subject to the terms and conditions set forth herein, a Shareholder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to exercise the Insolvency Exchange Right with respect to all or any part of the Exchangeable Non-Voting Shares registered in the name of such Shareholder on the books of the Purchaser. To cause the exercise of the Insolvency Exchange Right, the Shareholder shall deliver to the Parent, in person or by certified or registered mail the certificates representing the Exchangeable Non-Voting Shares which such Shareholder desires the Parent to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Non-Voting Shares under the Company Act (British Columbia), and the articles of the Purchaser and such additional documents and instruments as the Parent may reasonably require together with (a) a duly completed form of notice of exercise of the Insolvency Exchange Right, contained on the reverse of or attached to the Exchangeable Non-Voting Share certificates, stating (i) that the Shareholder elects to exercise the Insolvency Exchange Right so as to require the Parent to purchase from the Shareholder the number of Exchangeable Non-Voting Shares specified therein, (ii) that such Shareholder has good title to and owns all such Exchangeable Non-Voting Shares to be acquired by Parent free and clear of all liens, claims and encumbrances, (iii) the name in which the certificates representing Parent Common Shares deliverable in connection with the exercise of the Insolvency Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered, and (b) payment (or evidence satisfactory to the Purchaser and the Parent of payment) of the taxes (if any) payable as contemplated by Section 4.7 of this Agreement. If only a part of the Exchangeable Non-Voting Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by the Parent under the Insolvency Exchange Right, a new certificate for the balance of such Exchangeable Non-Voting Shares shall be issued to the Shareholder at the expense of the Purchaser.

4.5           Delivery of Parent Common Shares; Effect of Exercise. Promptly, and as soon as reasonably practicable after receipt of the certificates representing the Exchangeable Non-Voting Shares which the Shareholder desires the Parent to purchase under the Insolvency Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Insolvency Exchange Right (and payment of taxes, if any, or evidence thereof), duly endorsed for transfer to the Parent, the Parent shall immediately thereafter upon receipt of such notice deliver or cause to be delivered to the Shareholder of such Exchangeable Non-Voting Shares (or to such other persons, if any, properly designated by such Shareholder), the certificates for the number of Parent Common Shares deliverable in connection with the exercise of the Insolvency Exchange Right, which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, and checks for the balance, if any, of the total purchase price therefor. The Parent may instruct the Trustee to use the Trust Shares it holds for delivery to the Shareholder under the previous sentence. The Parent shall, immediately upon receipt of such certificates representing the Exchangeable Non-Voting Shares from the Shareholder, deliver the certificates to the registered office of the Purchaser for cancellation. Immediately upon the giving of notice by the Shareholder to the Parent of the exercise of the Insolvency Exchange Right, as provided in this Section 4.5, the closing of the transaction of purchase and sale contemplated by the Insolvency Exchange Right shall be deemed to have occurred, and the Shareholder of such Exchangeable Non-Voting Shares shall be deemed to have transferred to the Parent its right, title and interest in and to such Exchangeable Non-Voting Shares and shall cease to be a Shareholder of such Exchangeable Non-Voting Shares and shall not be entitled to exercise any of the rights of a Shareholder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of Parent Common Shares (together with a check for the balance, if any, of the total purchase price therefor) is not allotted, issued and delivered by the Parent to such Shareholder (or to such other persons, if any, properly designated by such Shareholder), within five (5) Business Days of the date of the giving of such notice by the Shareholder, in which case the rights of the Shareholder shall remain unaffected until such Parent Common Shares are so allotted, issued and delivered by the Parent and any such check is so delivered and paid. Concurrently with such Shareholder ceasing to be a Shareholder of Exchangeable Non-Voting Shares, the Shareholder shall be considered and deemed for all purposes to be the holder of Parent Common Shares delivered to it pursuant to the Insolvency Exchange Right.

4.6          Exercise of Insolvency Exchange Right Subsequent to Retraction. In the event that a Shareholder has exercised its right under Article 27.6 of the Exchangeable Share Provisions to require the Purchaser to redeem any or all of the Exchangeable Non-Voting Shares held by the Shareholder (the “Retracted Shares”) and is notified by the Purchaser pursuant to section 27.6 (a) of the Exchangeable Share Provisions that the Purchaser will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and the Shareholder has not revoked the retraction request delivered by the Shareholder to the Purchaser pursuant to section 27.6 (a) of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Shareholder to the Parent to exercise the Insolvency Exchange Right with respect to those Retracted Shares which the Purchaser is unable to redeem. In any such event, the Purchaser hereby agrees with the Shareholder immediately to notify the Parent of such prohibition against the Purchaser redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Parent all relevant materials delivered by the Shareholder to the Purchaser of the Exchangeable Non-Voting Shares

(including without limitation a copy of the retraction request delivered pursuant to section 27.6 (a) of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Parent will thereupon exercise the Insolvency Exchange Right with respect to the Retracted Shares that the Purchaser is not permitted to redeem and will purchase such shares in accordance with the provisions of this Article 4.

4.7           Stamp or Other Transfer Taxes. Upon any sale of Exchangeable Non-Voting Shares to the Parent pursuant to the Insolvency Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Parent Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Shareholder of the Exchangeable Non-Voting Shares so sold without charge to the Shareholder of the Exchangeable Non-Voting Shares so sold; provided, however that such Shareholder (a) shall pay (and neither the Parent, the Purchaser nor the Trustee shall be required to pay) any documentary, stamp, transfer, withholding or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Shareholder, or (b) shall have established to the satisfaction of the Trustee, the Parent and the Purchaser that such taxes, if any, have been paid.

4.8          Notice of Insolvency Event. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, the Purchaser and the Parent shall give written notice thereof to the Trustee and the Shareholders, which notice shall contain a brief statement of the right of the Shareholders with respect to the Insolvency Exchange Right.

4.9          Qualification of Parent Common Shares. The Parent represents and warrants that it has taken all actions and done all things as are necessary under any United States or Canadian federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other legal requirement (collectively, the “Applicable Laws”) as they exist on the date hereof and will in good faith expeditiously take all such actions and do all such things as are necessary under Applicable Laws as they may exist in the future to cause the Parent Common Shares to be issued and delivered pursuant to the Exchangeable Share Provisions, the Insolvency Exchange Right or the Automatic Exchange Rights; provided that all Parent Common Shares will be subject to such resale restrictions as imposed by applicable securities legislation.

4.10           Reservation of Parent Common Shares. The Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (a) as is equal to the sum of (i) the number of Exchangeable Non-Voting Shares issued and outstanding from time to time and (ii) the number of Exchangeable Non-Voting Shares issuable upon the exercise of all rights to acquire Exchangeable Non-Voting Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Purchaser and the Parent to meet their respective obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which the Parent may now or hereafter be required to issue Parent Common Shares. To the extent permitted under Article 5 hereof, the Trust Shares may be used to satisfy the Parent’s obligations under this Section 4.10.

4.11           Automatic Exchange on Liquidation of the Parent

(a)	The Parent will give the Trustee and the Shareholders notice of each of the following events (each a “Liquidation Event”) at the time set forth below:

(i)
in the event of any determination by the board of directors of the Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Parent or to effect any other distribution of assets of the Parent among its shareholders for the purpose of winding up its affairs, at least sixty (60)days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; or

(ii)
immediately, upon the earlier of (A) receipt by the Parent of notice of or (B) the Parent otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Parent or to effect any other distribution of assets of the Parent notifying its shareholders for the purpose of winding up its affairs.

(b)
Such notice shall include a brief description of the automatic exchange of Exchangeable Non-Voting Shares for Parent Common Shares provided for in Section 4.12(c) and the ability of a Shareholder not to participate in such automatic exchange.

(c)
In order that the Shareholders will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of the Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date of a Liquidation Event (the “Liquidation Event Effective Date”) all of the then outstanding Exchangeable Non-Voting Shares shall be automatically exchanged for Parent Common Shares in the absence of an affirmative written election from a Shareholder not to participate in the automatic exchange received by the Parent before the fifth Business Day before the Liquidation Event Effective Date. To effect such automatic exchange the Parent shall purchase each Exchangeable Non-Voting Share outstanding on the fifth Business Day prior to the Liquidation Event Effective Date and held by Shareholders, and each Shareholder shall sell the Exchangeable Non-Voting Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of one (1) Parent Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by the Parent delivering or causing to be delivered to the Shareholder one Parent Common Share, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Non-Voting Share and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Non-Voting Shares in accordance with section 27.3 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to such declared and unpaid dividends). In connection with such automatic exchange, the Parent will provide to the Shareholders an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Non-Voting Share, together with a notice of the anticipated Liquidation Event Effective Date.

(d)
On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Non-Voting Shares for Parent Common Shares shall be deemed to have occurred, and each Shareholder shall be deemed to have transferred to the Parent all of the Shareholder's right, title and interest in and to its Exchangeable Non-Voting Shares and shall cease to be a Shareholder of such Exchangeable Non-Voting Shares and the Parent shall deliver or cause to be delivered to the Shareholder Parent Common Shares deliverable upon the automatic exchange of Exchangeable Non-Voting Shares for Parent Common Shares and shall deliver to the Shareholder a check for the balance, if any, of the total purchase price for such Exchangeable Non-Voting Shares.

Concurrently with such Shareholder ceasing to be a Shareholder, the Shareholder shall be considered and deemed for all purposes to be the holder of Parent Common Shares issued to it pursuant to the automatic exchange of Exchangeable Non-Voting Shares for Parent Common Shares and the certificates held by the Shareholder previously representing the Exchangeable Non-Voting Shares exchanged by the Shareholder with the Parent pursuant to such automatic exchange shall thereafter be deemed to represent Parent Common Shares delivered to the Shareholder by the Parent pursuant to such automatic exchange prior to the surrender by the Shareholder of the Exchangeable Non-Voting Share certificates. Upon the request of a Shareholder and the surrender by the Shareholder of Exchangeable Non-Voting Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as the Parent may reasonably require, the Parent shall deliver or cause to be delivered to the Shareholder certificates representing Parent Common Shares of which the Shareholder is the holder.

4.12          Withholding Rights. The Parent will retain tax counsel to advise the Parent and the Trustee on all income tax and withholding obligations of the Parent, the Trust and the Trustee. The Parent and the Trustee shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Shareholder such amounts as the Parent or the Trustee is required or permitted to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986 as amended (the “Code”), the Income Tax Act (Canada) or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Shareholder exceeds the cash portion of the consideration otherwise payable to the Shareholder, the Parent or the Trustee is hereby authorized to sell or otherwise dispose of at fair market value such portion of the consideration as is necessary to provide sufficient funds to the Parent or the Trustee, as the case may be, in order to enable it to comply with such deduction or withholding requirement and shall account to the relevant Shareholder for any balance of such sale proceeds.

ARTICLE 5

DIVIDENDS

5.1          The holders of Exchangeable Non-Voting Shares will be entitled to participate in all dividends declared by the Purchaser, in accordance with the provisions of the Exchangeable Share Provisions and the Support Agreement.

5.2          The Trustee hereby expressly waives, for and on its own behalf and on behalf of all Shareholders, all rights to receive dividends of every nature as may be payable to it as holder of the Trust Shares, and the parties acknowledge that the Parent need not include the Trust Shares in its calculations for purposes of determining the payment of dividends, and need not pay or distribute any dividends (either in cash, shares or otherwise) to the Trustee as holder of the Trust Shares, provided however that such waiver may be rescinded by the Trustee upon receipt of notice from a Shareholder that the Purchaser has omitted to pay any dividends otherwise payable or that either the Parent or the Purchaser contests the right of the holders of Exchangeable Non-Voting Shares to receive dividends, or the right to receive dividends on the Exchangeable Non-Voting Shares that are otherwise in doubt whereupon the Parent will pay and the Trustee shall collect all dividends paid on the Trust Shares from time to time until the Trustee receives an Officer’s Certificate from the Purchaser certifying that the Purchaser is in compliance with its obligations to pay dividends in accordance with the Exchangeable Share Provisions. Any dividends received by the Trustee on the Trust Shares shall be paid to the Shareholders in the same manner as dividends would have been paid by the Purchaser to the holders of Exchangeable Non-Voting Shares.

5.3          For clarity, the Voting Rights and exchange rights granted by the Parent to the Shareholders hereunder do not in any manner confer any additional rights to the Shareholders, including, but subject to the provisions of the Support Agreement, any rights to receive or participate in dividends declared or paid by the Parent.

ARTICLE 6

SUPPORT PROVISIONS

6.1          Use of Trust Shares in Connection with Support Agreement. Pursuant to section 2.11 of the Support Agreement, the Trust Shares provide additional security for the Parent’s and the Purchaser’s obligations under the Purchase Agreement, the Exchangeable Share Provisions and the Support Agreement. In the event that the Purchaser and the Parent both default on their obligations to acquire the Exchangeable Non-Voting Shares pursuant to the Exchangeable Share Provisions, the Support Agreement, or Article 4 of this Agreement, a Shareholder may provide written notice to the Parent, the Purchaser and the Trustee of such default. If such default is not cured within ten (10) Business Days, the Shareholder may provide written notice to the Trustee of such failure to cure. The Trustee shall then use the Trust Shares to satisfy the Parent’s obligation to acquire the Exchangeable Non-Voting Shares as if the Parent had instructed the Trustee to use the Trust Shares for such purpose pursuant to section 4.5 hereof. The Exchangeable Non-Voting Shares acquired by the Trustee in such transaction shall be distributed to the Parent. In the event that the Trustee uses the Trust Shares to so acquire Exchangeable Non-Voting Shares, and if the Parent is obligated to pay any declared but unpaid dividends (or dividends declared on Parent Common Shares which have not been declared on such Exchangeable Non-Voting Shares in accordance with section 27.3 of the Exchangeable Share Provisions), the Parent shall remain obligated to pay such amount to the Shareholder.

6.2          Application of Trust Shares. At such time as either the Purchaser or the Parent acquires Exchangeable Non-Voting Shares from a Shareholder, it shall provide the Trustee with an Officer’s Certificate specifying (i) the former Shareholder, (ii) the number of Exchangeable Non-Voting Shares acquired, (iii) the form of the acquisition, designated by the provision of the applicable agreement (Exchangeable Share Provisions, Support Agreement or this Agreement) and (iv) the date of such acquisition. If such certification is made, the Trustee shall distribute to the Parent a number of Trust Shares equal to the number of Exchangeable Non-Voting Shares so acquired by the Parent (or, if so requested by the Parent, distributed such Parent Common Shares to the former Shareholder on behalf of the Parent).

ARTICLE 7

CONCERNING THE TRUSTEE

7.1          Powers and Duties of the Trustee. The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

(a)	receiving and depositing the Trust Shares from the Parent as trustee for and on behalf of the Shareholders in accordance with the provisions of this Agreement;

(b)	distributing materials to Shareholders as provided in this Agreement;

(c)	holding title to the Trust Estate;

(d)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement; and

(e)	taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary or appropriate to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. Notwithstanding anything to the contrary herein, the Trustee shall have no obligation to exercise any discretion in the performance of its obligations hereunder and shall only be required to act upon the express written instructions of the Parent, the Purchaser or the Shareholders. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and in accordance with its fiduciary duties to the Shareholders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and, in the absence of such notice, the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2           No Conflict of Interest. The Trustee represents to the Purchaser and the Parent that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within ninety (90) days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9.

7.3           Dealings with Third Parties. The Purchaser and the Parent irrevocably authorize the Trustee, from time to time, to:

(a)
consult, communicate and otherwise deal with any respective registrars, transfer agents, payment agents or any other person or entity appointed from time to time by the Parent in connection with any matter relating to the Exchangeable Non-Voting Shares and Parent Common Shares; and

(b)
requisition, from time to time, (i) from any such registrar, transfer agent payment agent or other person or entity, appointed from time to time by the Parent, as applicable, any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement; and (ii) from the Purchaser, the holder of Parent Common Shares, and any subsequent holder or agent of such shares, the share certificates issuable upon the exercise from time to time of the Insolvency Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 4 hereof. The

Purchaser and the Parent irrevocably authorize their respective payment agent, or any other authorized agent appointed from time to time by the Parent to comply with all such requests.

7.4          Books and Records. The Trustee shall keep available for inspection, during normal business hours, by the Parent and the Purchaser, at the Trustee's principal office in British Columbia, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Shareholders.

7.5          Income Tax Returns and Reports. The Trustee will allocate and distribute all income and losses of the Trust to the Shareholders in each year such that the Trust is not in a position to pay any tax or file any tax returns. Shareholders will be individually and personally responsible for all income and losses incurred by the Trust. In this regard, the Parent will retain tax counsel on behalf of the Trust, and agrees to prepare and distribute to each Shareholder all necessary tax forms for them to complete their United States and Canadian tax returns. The Shareholders may obtain the advice and assistance of such experts as they may consider necessary or advisable.

7.6          Indemnification Prior to Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Shareholder upon such Shareholder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby.

The Trustee shall not be required to expend any of its own funds or otherwise incur any financial liability in the exercise of any of its rights, powers, duties or authorities, but instead shall be entitled to be fully funded, given security and indemnity in advance as aforesaid.

7.7          Actions by Shareholders. Shareholders shall be entitled to take proceedings in any court of competent jurisdiction to enforce any of their rights hereunder as against the Purchaser and the Parent.

7.8          Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder.

7.9          Evidence and Authority to Trustee. The Purchaser and the Parent shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by the Purchaser and/or the Parent for the Trustee under this Agreement or as a result of any obligation imposed under this Agreement including, without limitation, in respect of the Insolvency Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of the Purchaser and the Parent forthwith if and when:

(a)	such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

(b)
the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives the Purchaser and/or the Parent written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer's Certificate of the Purchaser and/or the Parent, a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights, the Insolvency Exchange Right or the Automatic Exchange Rights and, except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Purchaser and/or the Parent shall be in the form of an Officer's Certificate or a statutory declaration.

Each statutory declaration, certificate, opinion, report or other paper or document furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(a)	declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(c)	declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10          Experts, Advisors and Agents. The Trustee may:

(a)
in relation to these presents, act and rely on the opinion or advice of or information obtained from any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Purchaser and/or the Parent or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid without taxation for costs and fees; and

(b)	employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it,

(and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust without taxation for costs and fees, which compensation reimbursement may be requested to be received in advance prior to undertaking any actions hereunder.

7.11          Investment of Moneys Held by the Trustee. Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two (2) years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of the Purchaser. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any bank, loan or trust company authorized to accept deposits under the laws of the United States, Canada or any state or province thereof, at the rate of interest then current on similar deposits.

7.12          Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.13          Trustee Not Bound to Act on Corporation's Request. Except as in this Agreement or otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Purchaser and/or the Parent or the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14           Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Shareholder in any Exchangeable Non-Voting Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Shareholder in any Exchangeable Non-Voting Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Insolvency Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)
the rights of all adverse claimants with respect to the Insolvency Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

(b)
all differences with respect to the Insolvency Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement. If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

7.15           Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions set forth herein and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Shareholders, subject to all the terms and conditions set forth herein.

7.16          Validity of Certificates. If at any time in the performance of its duties under this Agreement, it shall be necessary for the Trustee to receive, accept, act or rely upon any certificate, notice, request, waiver, consent, receipt, direction, affidavit or other paper, writing or document furnished to it and purporting to have been executed or issued by the Purchaser, the Parent or the Shareholders or their authorized officers or attorneys, the Trustee shall be entitled to rely and act upon the genuineness and authenticity of any such writing submitted to it. It shall not be necessary for the Trustee to ascertain whether or not the persons who have executed, signed or otherwise issued, authenticated or receipted such papers, writings or documents have authority to do so or that they are the same persons named therein or otherwise to pass upon any requirement of such papers, writing or documents that may be essential for their validity or effectiveness or upon the truth and acceptability of any information contained therein which the Trustee in good faith believes to be genuine

ARTICLE 8

COMPENSATION

8.1          Fees and Expenses of the Trustee. The Parent, Purchaser and the Shareholders jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses and disbursements, including, without limitation, legal fees and expenses and the reasonable compensation and disbursements of all other advisors, agents and assistants not regularly in its employ and the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that the Parent and the Purchaser shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted fraudulently or in bad faith or with gross negligence or willful misconduct. The Trustee shall be obliged to provide only one account or invoice to the Parent from time to time during this Agreement in connection with any services rendered by it under this Agreement on behalf of any of the parties.

ARTICLE 9

INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1           Indemnification of the Trustee. The Parent, Purchaser and the Shareholders jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, partners, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, gross negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by the Parent or the Purchaser pursuant hereto. Subject to (ii), below, the Parent and the Purchaser shall be entitled to participate at their own expense in the defence and, if the Parent and the Purchaser so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. In the event the Parent and/or the Purchaser assume the defence of the Trustee, no settlement of any claim shall be entered into without the prior approval of the Trustee; and the Trustee shall have the right to re-assume the defence of any suit if the Parent or Purchaser fail to actively continue such defence so assumed. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by the Parent or the Purchaser; or (ii) the named parties to any such suit include both the Trustee and the Parent; or (iii) the Purchaser and the Trustee shall have been advised by counsel acceptable to the Parent or the Purchaser that there may be one or more legal defences available to the Trustee which are different from or in addition to those available to the Parent or the Purchaser (in which case the Purchaser shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

9.2          Limitation of Liability. The Trustee shall not be liable for any act or omission by it except where such act or omission occurs as a result of the Trustee's gross negligence or willful misconduct. The Trustee shall not be liable for any losses or damages due to the acts or omissions of third parties, including without limitation, the failure by the Parent and/or the Purchaser to comply with its obligations under this Agreement, as the case may be. Under no circumstances shall the Trustee be liable for any special, indirect or consequential losses or damages (including without limitation loss of profits and penalties) whether caused by the Trustee's negligence or that of its employees, agents or otherwise. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement except to the extent that such loss is attributable to the fraud, gross negligence, willful misconduct or bad faith on the part of the Trustee.

ARTICLE 10

CHANGE OF TRUSTEE

10.1          Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Parent and the Purchaser specifying the date on which it desires to resign, provided that such notice shall never be given less than seven (7) days before such desired resignation date unless the Trustee, the Parent and the Purchaser otherwise agree. Upon receiving such notice of resignation, the Parent and the Purchaser shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. The Trustee shall effect its resignation by delivering, by registered mail or courier to the Trust and Transfer Agent for the Parent or to the Parent’s registered office (at the Trustee’s election) documents and share certificates, together with fully executed stock powers of attorney (notwithstanding that the execution of such stock powers of attorney may not be in the interests of any of the Parent, the Purchaser, the Principals or the Shareholders) which are the subject of this Trust or, at the Trustee’s election, by delivering the documents and shares certificates which are the subject of this Trust to the offices of the Parent.

10.2          Removal. The Trustee, or any trustee hereafter appointed, may at any time on thirty (30) days' prior notice by written instrument executed by the Parent and the Purchaser, in duplicate, one copy of which shall be delivered to the Trustee, be removed. Any successor trustee to be appointed upon the removal of the Trustee shall be appointed in accordance with the provisions as provided under Section 10.3 of this Agreement.

10.3          Successor Trustee. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to the Parent and the Purchaser and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement with like effect as if originally named as trustee in this Agreement. However, on the written request of the Parent and the Purchaser or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all of the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, the Parent and the Purchaser and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4          Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein the Parent and the Purchaser shall cause to be mailed notice of the succession of such trustee hereunder to each Shareholder at the address of such Shareholder shown on the register of Shareholders of Exchangeable Non-Voting Shares. If the Parent or the Purchaser shall fail to cause such notice to be mailed within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Parent and the Purchaser.

ARTICLE 11

THE PARENT SUCCESSORS

11.1          Certain Requirements in Respect of Combination, etc. The Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

(a)
such other person or continuing corporation is a corporation (herein called the “Parent Successor”) incorporated under the laws of any state of the United States or the laws of Canada or any province thereof; and

(b)
the Parent Successor, by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction a Agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all of the covenants and obligations of the Parent under this Agreement.

11.2          Vesting of Powers in Successor. Whenever the conditions of Section 11.1 hereof have been duly observed and performed, the Trustee, if required by Section 11.1 hereof, the Parent Successor and the Purchaser shall execute and deliver the supplemental Agreement provided for in Article 12 and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of the Parent under this Agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such the Parent Successor.

11.3          Wholly-Owned Subsidiaries. Nothing herein shall be construed as preventing the amalgamation, merger or sale of any wholly-owned subsidiary of the Parent with or into the Parent, the winding-up or merger of any wholly-owned subsidiary of the Parent with or into the Parent, or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of the Parent, and nothing herein shall prohibit the Parent in any manner whatsoever from selling, transferring or otherwise disposing of any and all of the assets of the Parent including, without limitation, any and all of the assets of such subsidiary provided that all of the assets of such subsidiary are transferred to the Parent or another wholly-owned subsidiary of the Parent.

ARTICLE 12

AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1          Amendments, Modifications, etc. This Agreement may not be amended or modified except by an agreement in writing executed by the Purchaser, the Parent and the Shareholders in accordance with section 27.10 of the Exchangeable Share Provisions.

12.2          Meeting to Consider Amendments. The Purchaser, at the request of the Parent shall call a meeting or meetings of the Shareholders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Purchaser, the Exchangeable Share Provisions and all applicable laws.

12.3          Changes in Capital of Parent or the Purchaser. At all times after the occurrence of any event effected pursuant to section 2.7 or 2.8 of the Support Agreement, as a result of which either Parent Common Shares or the Exchangeable Non-Voting Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or the Exchangeable Non-Voting Shares or both are so changed and the parties hereto shall execute and deliver a supplemental Agreement giving effect to and evidencing such necessary amendments and modifications.

12.4          Execution of Supplemental Agreements. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise than as permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time the parties may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, Agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)
evidencing the succession of Parent Successors to the Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

(b)
making any additions to, deletions from or alterations of the provisions of this Agreement or the Insolvency Exchange Right or the Automatic Exchange Rights which, in the opinion of the Parent and its counsel, will not be prejudicial to the interests of the Shareholders as a whole or are in the opinion of counsel to the Parent necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to the parties or this Agreement; and

(c)
for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Parent and its counsel, the rights of the Trustee and the Shareholders as a whole will not be prejudiced thereby.

ARTICLE 13

TERMINATION

13.1          Term. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Non-Voting Shares are held by any Shareholder; or

(b)
each of the Purchaser and the Parent acts in writing to terminate the Trust and such termination is approved by the Shareholders of the Exchangeable Non-Voting Shares in accordance with section 27.10 of the Exchangeable Share Provisions.

13.2           Survival of Agreement. Subject to the provisions of Section 13.1(b) hereof, this Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Non-Voting Shares outstanding held by any Shareholder; and for clarity, that the provisions of Articles 8 and 9 shall survive any such termination of the Trust or this Agreement.

ARTICLE 14

GENERAL

14.1          Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2          Inurement. This Agreement shall be binding upon and endure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Shareholders.

14.3          Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed facsimile to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

if to the Parent or the Purchaser:

6128 Glendalough Place
Vancouver, British Columbia
Canada V6N 1S6

if to the Trustee at:

CD Farber Law Corp.
2602 – 1111 Beach Ave
Vancouver, British Columbia V6E 1T9

Attention: Mr. Christopher D. Farber
Fax (604) 608-4223

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4          Notice of Shareholders. Any and all notices to be given and any documents to be sent to any Shareholders may be given or sent to the address of such Shareholder shown on the register of Shareholders in any manner permitted by the by-laws of the Purchaser from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Shareholders.

14.5          Risk of Payments by Mail. Whenever payments are to be made or documents are to be sent to any Shareholder by the Trustee or by the Purchaser, or by such Shareholder to the Trustee or to the Parent or the Purchaser, the making of such payment or sending of such document sent through the mail shall be at the risk of the Purchaser, in the case of payments made or documents sent by the Trustee or the Purchaser, and the Shareholder, in the case of payments made or documents sent by the Shareholder.

14.6          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7          Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

14.8          Attornment. The Parent and the Purchaser each agree that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of British Columbia, each waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

14.9           Independent Legal Advice. The Parties hereto agree and confirm that CD Farber Law Corp. has acted for Acquisition Media, Inc. in the preparation and negotiation of this Agreement. All other parties have been advised to seek independent advice with respect to this Agreement and the tax or other consequences arising from it.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ACQUISITION MEDIA, INC.

/s/ Richard Wilk
_______________________________________________________
Richard Wilk, President and Director

6126421 CANADA LTD.

/s/ D. Bruce Horton
_______________________________________________________
D. Bruce Horton, President and Director

CD FARBER LAW CORP.

/s/ Christopher D. Farber
_______________________________________________________
Christopher D. Farber, Director

THE SHAREHOLDERS OF THE CORPORATION:

/s/ Gordon McDougall	/s/ Dick Yamamoto
Gordon McDougall	Dick Yamamoto

/s/ Adrienne Stringer	/s/ Christopher Stringer
Adrienne Stringer	Christopher Stringer

/s/ Rick Mari	/s/ Deborah Ferguson
Rick Mari	Deborah Ferguson

/s/ Rod Bartlett	/s/ Frances Smith
Rod Bartlett	Frances Smith

/s/ Greg McArthur
Greg McArthur

APPENDIX A: LIST OF EXCHANGEABLE SHARE HOLDERS

SHAREHOLDER NAME	NUMBER OF CORPORATION SHARES HELD	NUMBER OF EXCHANGEABLE SHARES

Rick Mari	200,000	200,000
4329 West 3rd Avenue,
Vancouver, B.C. V6R 1M6

Christopher Stringer	100,000	100,000
3784 Bayridge Avenue
West Vancouver, B.C.
V7V 3J2

Gordon McDougall	175,000	175,000
1164 – West 7th Avenue
Vancouver, B.C. V6H 1B4

Adrienne Stringer	87,500	87,500
3784 Bayridge Avenue
West Vancouver, B.C.
V7V 3J2

Dick Yamamoto	87,500	87,500
1263 Avenue South
Lethbridge, Alberta
T1J 0E7

Deborah Ferguson	87,500	87,500
Suite 300, 1111 West Hastings Street
Vancouver, V6E 2J3

Frances Smith	87,500	87,500
602 – 1375 Nicola Street
Vancouver, B.C.
V6G 2G1

Greg McArthur	87,500	87,500
173 Elm Avenue
Penticton, B.C.
V2A 3W1

Rod Bartlett	87,500	87,500
2818 Bellevue Avenue
West Vancouver, B.C.
V7V 1E8
	1,000,000	1,000,000

PRINCIPALS	NUMBER OF EXCHANGEABLE SHARES
FOR INTELLECTUAL PROPERTY
PURCHASE

Christopher Stringer	2,474,225
3784 Bayridge Avenue
West Vancouver, B.C.
V7V 3J2

Rick Mari	4,948,450
4329 West 3rd Avenue,
Vancouver, B.C. V6R 1M6

TOTAL:	7,422,675

TOTAL EXCHANGEABLE SHARES:	8,422,675

SCHEDULE "C"

INTELLECTUAL PROPERTY RIGHTS AND ASSETS
OF THE CORPORATION
AS AT AUGUST 18, 2003

	CDN	USD
	$	$
ASSETS TO BE ACQUIRED:

ROYAL BANK - Canadian Dollar Account	45,143	32,500
Accounts Receivable	185,083	133,260
Inventory	30,000	21,600
Rental Signs	95,000	68,400
Officer Furniture and Fixtures	10,000	7,200
Leasehold Improvements	5,000	3,600
Trade Management Group - (Barter Account Balances)	35,000	25,200
Trademark - Serial No. 75/916,386 "ActionView"	267,744	192,775
	672,970	484,535
LIABILITIES TO BE ASSUMED:
Accounts Payable	91,500	65,880
Bank Loan - Royal Bank (revolving)	50,000	36,000
Bank Loan - Royal Bank (term)	30,000	21,600
Business Development Bank Loan	84,800	61,055
	256,300	184,535
EXCESS OF ASSETS OVER LIABILITIES	416,670	300,000

NOTE:
Canadian Dollar have been converted to US Dollars @ $1.00 Cdn Dollar = $0.72 US Dollar

SCHEDULE “D”

SUPPORT AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 21st day of August, 2003.

BETWEEN:	ACQUISITION MEDIA, INC., a Corporation incorporated under the laws of the State of Nevada, United States (the “Parent”)

AND:	6126421 CANADA LTD. a corporation incorporated under the laws of the Dominion of Canada (the “Corporation”)

WHEREAS pursuant to the Share Exchange and Share Purchase Agreement dated as of August 17, 2003 by and among the Parent, the shareholders of ActionView Advertising Systems, Inc. and the Corporation (the “Purchase Agreement”), the parties agreed that on the Closing Date (as such term is defined in the Purchase Agreement) the Parent and the Corporation would execute and deliver a Support Agreement substantially in the form hereof;

WHEREAS pursuant to the articles of incorporation of the Corporation, the capital of the Corporation was authorized to consist of (i) one class of voting common shares (the “Common Stock”) and (ii) Class “A” exchangeable non-voting common shares without par value (the “Exchangeable Non-Voting Shares”);

WHEREAS the Parent is the registered and beneficial owner of all of the issued and outstanding Common Stock of the Corporation; and

WHEREAS the parties hereto desire to establish procedures whereby the Parent will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation will be able to make certain payments and to deliver or cause to be delivered certain shares of common stock of the Parent (the “Parent Common Shares”) in satisfaction of the obligations of the Corporation under the Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Share Provisions;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1          Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Share Provisions, unless the context requires otherwise.

1.2          Interpretation not Affected by Headings, etc. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3          Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4          Date for any Action. In the event that any date on or by which any action is required or permitted to be taken under this agreement is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding Business Day.

ARTICLE 2
COVENANTS OF THE PARENT AND THE CORPORATION

2.1          Funding the Corporation. So long as any Exchangeable Non-Voting Shares which are registered in the name of holders (other than the Parent or its Affiliates) are outstanding, the Parent will:

(a)
not declare or pay any dividend on the Parent Common Shares unless (i) the Corporation will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Non-Voting Shares and (ii) the Corporation shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Non-Voting Shares, in each case in accordance with the Share Provisions;

(b)
cause the Corporation to declare simultaneously with the declaration of any dividend on the Parent Common Shares an equivalent dividend on the Exchangeable Non-Voting Shares and, when such dividend is paid on the Parent Common Shares, cause the Corporation to pay simultaneously therewith such equivalent dividend on the Exchangeable Non-Voting Shares, in each case in accordance with the Share Provisions;

(c)
advise the Corporation sufficiently in advance of the declaration by the Parent of any dividend on the Parent Common Shares and take all such other actions as are necessary, in co-operation with the Corporation, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Non-Voting Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on the Parent Common Shares;

(d)	ensure that the record date for any dividend declared on the Parent Common Shares is not less than ten (10) Business Days after the declaration date for such dividend;

(e)
take all such actions and do all such things as are necessary to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Non-Voting Share upon the liquidation, dissolution or winding-up of the Corporation, including without limitation all such actions and all such things as are necessary to enable and permit the Corporation to cause to be delivered the Parent Common Shares to the holders of the Exchangeable Non-Voting Shares in accordance with the provisions of Article 27.5 of the Share Provisions;

(f)
take all such actions and do all such things as are necessary to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary to enable and permit the Corporation to cause to be delivered the Parent Common Shares to the holders of Exchangeable Non-Voting Shares, upon redemption of the Exchangeable Non-Voting Shares in accordance with the provisions of Article 27.6 or Article 27.7 of the Share Provisions, as the case may be; and

(g)
not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation.

2.2          Segregation of Funds. The Parent will, from time to time, as is necessary to carry out the terms and obligations of this agreement, cause the Corporation to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable the Corporation to pay or otherwise satisfy the applicable dividends, liquidation amount, retraction price or redemption price, in each case for the benefit of holders from time to time of the Exchangeable Non-Voting Shares, and will use such funds, and other property so segregated exclusively for the payment of dividends or the payment or other satisfaction of the liquidation amount, the retraction price or the redemption price, as applicable.

2.3          Reservation of the Parent Common Shares. The Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (or other shares or securities into which the Parent Common Shares may be reclassified or changed as contemplated by Section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Non-Voting Shares issued and outstanding from time to time and (ii) the number of Exchangeable Non-Voting Shares issuable upon the exercise of all rights to acquire Exchangeable Non-Voting Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Corporation to meet its obligations hereunder, under the Exchange and Voting Agreement, under the Share Provisions and under any other security or commitment pursuant to which the Parent may now or hereafter be required to issue the Parent Common Shares.

2.4           Notification of Certain Events. In order to assist the Parent to comply with its obligations hereunder, the Corporation will give the Parent notice of each of the following events at the time set forth below:

(a)
in the event of any determination by the board of directors of the Corporation to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least sixty (60) days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)
immediately, upon the earlier of (i) receipt by the Corporation of notice of, and (ii) the Corporation otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by the Corporation of a Retraction Request (as defined in the Share Provisions);

(d)	at least one hundred and thirty-five (135) days prior to any accelerated automatic redemption date determined by the board of directors of the Corporation in accordance with the Share Provisions; and

(e)	as soon as practicable upon the issuance by the Corporation of any Exchangeable Non-Voting Shares or rights to acquire Exchangeable Non-Voting Shares.

2.5          Delivery of Parent Common Shares. In furtherance of its obligations under Sections 2.1(e) and 2.1(f) hereof, upon notice from the Corporation of any event which requires the Corporation to cause to be delivered the Parent Common Shares to any holder of Exchangeable Non-Voting Shares, the Parent shall forthwith deliver the requisite Parent Common Shares to or to the order of the former holder of the surrendered Exchangeable Non-Voting Shares, as the Corporation shall direct. All such Parent Common Shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim. In consideration of the delivery of each such Parent Common Share by the Parent, at the Parent’s request, the Corporation shall issue to the Parent or as the Parent shall direct, such number of Common Stock as is equal to the fair value of such Parent Common Shares.

2.6          Qualifications of Parent Common Shares. The Parent represents and warrants that it has taken all actions and done all things as are necessary under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the “Applicable Laws”) as they exist on the date hereof and will in good faith expeditiously take all such actions and do all things as are necessary under the Applicable Laws as they may exist in the future to cause the Parent Common Shares (or other shares or securities in to which the

Parent Common Shares may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered pursuant to the Share Provisions, the Insolvency Exchange Right or the Automatic Exchange Rights (as such terms are defined in the Exchange and Voting Agreement). The Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause all Parent Common Shares (or other shares or securities in to which the Parent Common Shares may be reclassified or changed as contemplated by Section 2.7 hereof) to be delivered pursuant to the Share Provisions, the Insolvency Exchange Right or the Automatic Exchange Rights (as defined in the Exchange and Voting Agreement) to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Shares are listed, quoted or posted for trading at such time.

2.7          Economic Equivalence.

(a)
The Parent represents and warrants that, in the absence of the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Non-Voting Shares given in accordance with section 27.10 of the Share Provisions, if it:

(i)
issues or distributes Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends; or

(ii)
issues or distributes rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

(iii)
issues or distributes to the holders of all or substantially all of the outstanding Parent Common Shares (A) shares or securities of the Parent of any class other than the Parent Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Shares), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of the Parent or (D) assets of the Parent, it will ensure that (i) the Corporation is able under the Applicable Laws to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Non-Voting Shares, and (ii) the Corporation shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets or economic equivalents simultaneously to holders of the Exchangeable Non-Voting Shares;

(b)
The Parent represents and warrants that, in the absence of the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Non-Voting Shares given in accordance with section 10.2 of the Share Provisions, if it:

	(i)	subdivides, redivides or changes the then outstanding Parent Common Shares into a greater number of Parent Common Shares; or

	(ii)	reduces, combines or consolidates or changes the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

	(iii)	reclassifies or otherwise changes the Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares;

it will ensure that (i) the Corporation is able under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Non-Voting Shares, and (ii) the Corporation simultaneously does make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Non-Voting Shares;

(c)
The Parent will ensure that the record date for any event referred to in Section 2.7(a) or 2.7(b) above, or if no record date is applicable for such event, the effective date for any such event, is not less than twenty (20) Business Days after the date on which such event is declared or announced by the Parent with simultaneous notice thereof to be given by the Parent to the Corporation;

(c)
the board of directors of the Corporation shall determine, in good faith and in its sole discretion (with the assistance of such qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in Section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on the Parent. In making each such determination, the following factors shall, without excluding other factors determined by the board to be relevant, be considered by the board of directors of the Corporation:

	(i)	in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued in proportion to the number of Parent Common Shares previously outstanding;

(ii)
in the case of the issuance or distribution of any rights, options or warrants tosubscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the board of directors of the Corporation in the manner above contemplated) of a Parent Common Share;

(iii)
in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of the Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of the Parent or any assets of the Parent, the relationship between the fair market value (as determined by the board of directors of the Corporation in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the current market value (as determined by the board of directors of the Corporation in the manner above contemplated) of a Parent Common Share;

(iv)
in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination or consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares; and

(v)
in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Non-Voting Shares to the extent that such consequences may differ from the taxation consequences to holders Parent Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Non-Voting Shares).

For purposes of the foregoing determinations, the current market value of any security (other than the Parent Common Shares) listed and traded or quoted on a securities exchange shall be the weighted average of the closing prices of such security during a period of twenty (20) consecutive trading days ending five (5) trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if, in the opinion of the board of directors of the Corporation, the public distribution or trading activity of such securities during such period does not create a market which reflects the fair value of such securities, then the current market value thereof shall be determined by the board of directors of the Corporation, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require). For purposes of the foregoing determinations, the current market value of the Parent Common Shares shall be the closing price of the Parent Common Shares on the last Business Day prior to the date of the applicable exchange, conversion, distribution or other transaction, provided that if the consideration or adjustment to the rights of the Exchangeable Non-Voting Shares is based on consideration to be paid to holders of Parent Common Shares, then the value of the Parent Common Shares shall be such value. Any such determination by the board shall be conclusive and binding on the Parent.

2.8          Tender Offers, Etc. In the event that a merger, consolidation, tender offer, share exchange offer, issuer bid, takeover bid or similar transaction with respect to the Parent Common Shares (an “Offer”) is proposed by the Parent or is proposed to the Parent or its shareholders and is recommended by the board of directors of the Parent, or is otherwise effected or to be effected with the consent or approval of the board of directors of the Parent, the Parent will use its best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary to enable and permit holders of Exchangeable Non-Voting Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Common Shares, without discrimination. Without limiting the generality of the foregoing, the Parent will use commercially reasonable efforts expeditiously and in good faith to enable holders of Exchangeable Non-Voting Shares to participate in all such Offers without being required to retract Exchangeable Non-Voting Shares as against the Corporation (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

2.9          Ownership of Outstanding Shares. Without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Non-Voting Shares given in accordance with section 27.10 of the Share Provisions, the Parent covenants and agrees in favour of the Corporation that as long as any outstanding Exchangeable Non-Voting Shares are owned by any person or entity other than the Parent or any of its Affiliates, the Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of the Corporation and all outstanding securities of the Corporation carrying or otherwise entitled to voting rights in any circumstances, in each case other than the Exchangeable Non-Voting Shares.

2.10          Voting of Exchangeable Non-Voting Shares Owned by The Parent. The Parent covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Non-Voting Shares held by the Parent and its Affiliates for the sole purpose of attending each meeting of the holders of Exchangeable Non-Voting Shares in order to be counted as part of the quorum for each such meeting. The Parent further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Non-Voting Shares from time to time pursuant to the Share Provisions, the articles of the Corporation, or pursuant to the provisions of the CBCA (or any successor or other corporate statute by which the Corporation may in the future be governed) with respect to any Exchangeable Non-Voting Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Non-Voting Shares.

2.11          Deposit of Parent Common Shares to Support Obligations. In further support of its obligations hereunder and under the Share Provisions, the Parent shall deposit with the Escrow Agent under the Exchange and Voting Agreement a number of Parent Common Shares equal to the number of shares into which the Exchangeable Non-Voting Shares held by persons other than the Parent and its Affiliates are exchangeable, redeemable or otherwise may be acquired by either the Corporation or the Parent pursuant to the Purchase Agreement or Share Provisions. The initial number of Parent Common Shares deposited shall be equal to the number of Exchangeable Non-Voting Shares issued, with additional Parent Common Shares transferred to the Escrow Agent by the Parent or distributed back to the Parent as the number of Exchangeable Non-Voting Shares (and the number of Parent Common Shares required for a later exchange, redemption or other transaction with a holder of Exchangeable Non-Voting Shares other than the Parent and its Affiliates) changes over time under such agreements. Such Parent Common Shares shall be applied by the Escrow Agent as set forth in Articles 4 and 5 of the Exchange and Voting Agreement in the event that the Corporation and the Parent default on their obligations specified therein.

2.12          Due Performance. On and after the Closing Date, the Parent shall duly and timely perform, and shall cause the Corporation to duly and timely perform, all of its respective obligations provided in the Purchase Agreement, including any obligation that may arise upon the exercise of the Parent rights under the Share Provisions.

ARTICLE 3
GENERAL

3.1          Term. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Non-Voting Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Non-Voting Shares) are held by any party other than the Parent and any of its Affiliates.

3.2          Changes in Capital of the Parent and the Corporation. Notwithstanding the provisions of Section3.4, at all times after the occurrence of any event effected pursuant to Section 2.7 or 2.8 hereof, as a result of which either Parent Common Shares or the Exchangeable Non-Voting Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Parent Common Shares or the Exchangeable Non-Voting Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3          Severability. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4          Amendments, Modifications, etc. This agreement may not be amended or modified except by an agreement in writing executed by the Corporation and the Parent and approved by the holders of the Exchangeable Non-Voting Shares in accordance with section 27.10 of the Share Provisions.

3.5          Amendments. Notwithstanding the provisions of Section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Non-Voting Shares, amend or modify this agreement for the purposes of:

(a)	adding to the covenants of any of the parties for the protection of the holders of the Exchangeable Non-Voting Shares;

(b)
making such amendments or modifications not inconsistent with this agreement as may be necessary with respect to matters or questions which, in the determination of the senior management of each of the Corporation and the Parent it may be expedient to make, provided that each such senior management shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Non-Voting Shares; or

(c)
making such changes or corrections which, on the advice of counsel to the Corporation and the Parent are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of the Corporation and the Parent shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Non-Voting Shares.

3.6          Meeting to Consider Amendments. The Corporation, at the request of the Parent, shall call a meeting or meetings of the holders of the Exchangeable Non-Voting Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Share Provisions and all applicable laws.

3.7          Amendments only in Writing. No amendments to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

3.8          Inurement. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.9          Notices to Parties. Any notice, request or other communication to be given the Parent and/or the Corporation by a holder of Exchangeable Non-Voting Shares shall be made in accordance with the Purchase Agreement.

3.10         Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.11         Jurisdiction. This agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, except insofar as it relates to internal governance of the Corporation, which is to be construed and enforced in accordance with the laws of the State of Nevada and the laws of the United States applicable therein.

3.12         Attornment. The Parent and the Corporation agree that any action or proceeding arising out of or relating to this agreement shall be instituted in the courts of British Columbia, and the Corporation waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

ACQUISITION MEDIA, INC.

/s/ Richard Wilk
_____________________________________________
Richard Wilk, President and Director

6126421 CANADA LTD

/s/ D. Bruce Horton
_____________________________________________
D. Bruce Horton, President and Director

SCHEDULE “E”

INTELLECTUAL PROPERTY RIGHTS SOLD BY THE PRINCIPALS

The Principals, Rick Mari and Christopher Stringer, hereby transfer, sell, convey and assign all intellectual property rights relating to the products of ActionView, including those intellectual property rights formerly held by P.E.M and including, without limiting the generality of the foregoing:

1	.	Canadian, US and worldwide rights to the tradename “ActionView”;
2	.	Registered US rights to the phrase “ActionView: we leave the competition standing still”;
3	.	Any and all rights to US patent application no. 09/906652: Display Sign End Controller;
4	.	Any and all rights to US patent application no. 09/528812: System and Method of Cross-Selling Advertising; and
5	.	Canadian rights corresponding to 3. and 4. above, including corresponding Canadian application no. 2341053.

The Principals represent and warrant to the Company that the intellectual property rights conveyed encompass all intellectual property rights necessary to ActionView Advertising Systems Inc.’s continued engagement and activity in its present business.